UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Assurant, Inc.
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March 23, 2020
Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Assurant, Inc. The Annual Meeting will be held on May 7, 2020 at 9:00 a.m. at the Andaz Wall Street, 75 Wall Street, New York, New York 10005*. We hope you attend the Annual Meeting and we encourage you to complete your proxy card or broker instruction form instructing the proxies how to vote your shares.
At last year’s annual meeting of stockholders, our advisory “say-on-pay” proposal received approval of approximately 97% of the vote. We attribute this support to the alignment of our compensation programs with the interests of our stockholders. In 2019, we continued stockholder engagement on corporate governance and executive compensation issues, as well as environmental and social issues. We look forward to continuing this important dialogue with our investors in 2020.
As a member of the Board of Directors, I am pleased to report to you that our diverse group of directors brings a strong mix of executive leadership, industry, boardroom, financial and global experience, as well as technology and consumer expertise, that align with Assurant’s strategic evolution. Our highly experienced directors provide critical insights on important issues facing our business today, with a focus on maximizing stockholder value while considering the needs of our customers, employees, suppliers and communities and adhering to Assurant’s values of common decency, common sense, uncommon thinking and uncommon results.
At the Annual Meeting, stockholders are being asked to elect directors; ratify the appointment of the Company’s independent auditors; and cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2019.
We ask that you please give these materials your prompt attention. Your vote is important.
On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

Alan B. Colberg
President, Chief Executive Officer and Director
Assurant, Inc.

i	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Notice of 2020 Annual Meeting of Stockholders
.
Assurant, Inc.
28 Liberty Street
41st Floor
New York, New York 10005

May 7, 2020, 9:00 a.m. Eastern Time

Andaz Wall Street, 75 Wall Street, New York, New York 10005

To elect eleven directors named in the accompanying proxy statement to our Board of Directors to serve until the 2021 Annual Meeting of Stockholders;
To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2020;
To cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2019; and
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements (including due to an emergency) thereof.

Holders of record of the Company’s common stock at the close of business on March 13, 2020 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements (including due to an emergency) of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we hope that you will read this proxy statement and submit your vote via the Internet, by telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2020 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2020 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

ii	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

*
As part of our precautions in light of the evolving coronavirus (COVID-19) situation, we may impose additional procedures or limitations on meeting attendees or we may decide to hold the meeting solely by means of remote communication.  We plan to announce any such updates on our website (http://ir.assurant.com), via a press release and in additional proxy materials filed with the U.S. Securities and Exchange Commission.  We encourage you to check our website prior to the meeting if you plan to attend.

We are once again taking advantage of the “Notice and Access” rule of the U.S. Securities and Exchange Commission that permits companies to provide proxy materials to their stockholders via the Internet, unless they request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. Under these rules, you can vote in one of several ways. Instructions are provided in our communications to you. On or about March 23, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials to certain of our stockholders informing them that our proxy statement, 2019 annual report to stockholders and voting instructions are available on the Internet as of such date and will also provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods.
If you plan to attend the Annual Meeting in person, please notify the Secretary of the Company by checking the applicable box on your proxy card or following the telephonic instructions when calling the number above. You will also be required to present a government-issued photo identification and, if you hold your shares through a bank, broker or other nominee, a legal proxy, which will allow you to attend the Annual Meeting and vote in person. In addition, if you are representing an organization that is a stockholder, you must bring evidence of your authority to represent that organization at the Annual Meeting.

Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Mariana Wisk
Vice President, Corporate Counsel and Interim Secretary
March 23, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 7, 2020
The Assurant Proxy Statement and Annual Report are available at
www.proxyvote.com
You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.
EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE VIA THE INTERNET, BY MAIL OR BY TELEPHONE, AS EXPLAINED ABOVE.

iii	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Summary Information
Provided below is a summary of certain information contained in this proxy statement. Before casting your vote, please refer to the complete proxy statement and the 2019 annual report to stockholders.
Matters to be Voted On

Proposals	Board Recommendation	Page

Election of 11 Director Nominees	FOR	10

Ratification of Appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2020	FOR	19

Advisory Approval of 2019 Compensation of Named Executive Officers	FOR	20

Business Highlights
Assurant, Inc. (“Assurant” or the “Company”) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Assurant operates in North America, Latin America, Europe and Asia Pacific through three operating segments: Global Lifestyle, Global Housing and Global Preneed.
We successfully delivered earnings growth in line with our expectations in 2019, while also strengthening our partnerships with leading brands and investing to ensure a stronger Assurant for the future. Net income attributable to common stockholders and net income attributable to common stockholders per diluted share increased 54% and 47%, respectively, in 2019, primarily due to $129 million of lower reportable catastrophes. We grew net operating income, excluding reportable catastrophes,1 by 11% in 2019, driven by strong growth in mobile and contributions from TWG Holdings Limited and its subsidiaries (as subsequently reorganized, “The Warranty Group” or “TWG”). Net operating income per diluted share, excluding reportable catastrophes,1 grew 6%, at a lower rate than net operating income, excluding reportable catastrophes,1 given the effect of dilutive securities related to the mandatory convertible preferred stock issued to fund a portion of the TWG acquisition. We were also pleased by the ongoing cash flow generation of our businesses. In 2019, share repurchases and common stock dividends totaled approximately $426 million. More importantly, in 2019 we took steps to sustain long-term profitable growth. We further strengthened our businesses within Global Lifestyle and Global Housing by launching several new product offerings and scaling new and existing client partnerships, while continuing to make investments and enhancing capabilities to support long-term growth.

iv	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

2019 Financial Highlights[1]
Total net earned premiums, fees and other income from the Global Housing, Global Lifestyle and Global Preneed segments of $9.33 billion
Net income attributable to common stockholders of $363.9 million and net operating income (“NOI”), excluding reportable catastrophes, of $574.0 million
Net income attributable to common stockholders per diluted share of $5.84 and NOI per diluted share (“NOI EPS”), excluding reportable catastrophes, of $9.21
Total stockholder return was 49.78%[2]
Delivered operating synergies beyond our initial goal of $60 million pre-tax since the close of the TWG acquisition

[1] Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[2] Total stockholder return is based on stock price plus reinvestment of dividends. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Strong Balance Sheet and Disciplined Capital Management
In 2019, Assurant:
Returned approximately $426 million to stockholders through share repurchases and common stock dividends
Repurchased shares at a cost of approximately $275 million
Increased the quarterly common stock dividend in November by 5% to $0.63 per share
Refinanced debt at lower interest rates
Ended 2019 with $534 million of holding company capital and $309 million of deployable capital
Maintained investment grade debt ratings

Compensation Highlights
Assurant’s executive compensation programs are aligned with the Company’s strategic and financial objectives. A large portion of the Company’s executive compensation is tied to the Company’s stock price performance and financial performance. Highlights of the Company’s executive compensation programs include:

2019 Executive Compensation Changes

In 2019, the Company returned to its pre-2018 executive compensation program designed to support the ongoing strategic and financial objectives of the Company, after the one-time change to its executive compensation program in 2018 in connection with its $2.47 billion acquisition of TWG

The performance stock unit (“PSU”) component of the Company’s long-term incentive award represented 75% and the restricted stock unit (“RSU”) component represented 25% of our executive officers’ long-term incentive compensation opportunity in 2019

In 2019, PSUs were granted on the basis of the Company’s performance with regard to two, equally weighted metrics over a three-year performance period: (i) total stockholder return (“TSR”) relative to the S&P 500 Index and (ii) NOI EPS (excluding reportable catastrophes)

v	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Continuing Pay for Performance Commitment

A significant portion of short- and long-term executive compensation is tied to the Company’s overall performance and profitable growth; in 2019, 88% of the CEO’s and 78% of the NEOs’ average target compensation was variable

Above-target compensation will only be paid if the Company delivers above-target performance
Maximum payout for annual incentive compensation is capped at 200% of each executive officer’s target opportunity
Strong Executive Compensation Governance
A clawback policy applies to current and former executive officers in the event of financial statement restatement
Robust stock ownership guidelines for executive officers and directors were updated in 2019
Officers and directors are prohibited from hedging and pledging of Company securities
No dividend equivalents are paid on unvested PSUs
“Double trigger” executive officer change of control agreements and no excise tax gross-ups
Equity Plan Features
No single trigger change of control vesting
No tax gross-ups
Awards are subject to both minimum vesting requirements and the Company’s clawback policy
No liberal share recycling on stock options and stock appreciation rights (“SAR”)
No stock option and SAR repricing in the event such awards are granted
Support for Executive Compensation
Strong support for our executive compensation programs with approximately 97% of votes cast approving our advisory say-on-pay resolution in 2019

vi	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance Highlights
Assurant is committed to strong corporate governance practices. Highlights of the Company’s Board of Directors and corporate governance practices include:

Board of Directors
Independent Board Chair and independent Board (except for CEO), with 100% independent Board committees
Annual election of directors
Majority vote and director resignation policy for directors
Annual Board and Committee self-evaluations, including periodic individual director evaluations and third-party facilitation
Annual Board evaluation of CEO
Limits on public company board and audit committee service
Regular executive sessions of independent directors, generally at each Board and Committee meeting
Appropriate mix of director diversity and tenure

Stockholder Rights and Stockholder Engagement
No supermajority voting provisions
Proxy access adopted proactively
No stockholder rights plan
Regular stockholder engagement

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viii	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

ix	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote
Proposal One - Election of Directors
We have 11 directors nominated for election to serve until the 2021 Annual Meeting or until their respective successors have been elected and qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee or the Board may reduce its size. Proxies cannot be voted for a greater number of persons than the 11 nominees.
The following biographies summarize the director nominees’ tenure on the Assurant Board, business experience, director positions held during the last five years and the particular experience and skills that led the Board to conclude that they should serve as directors. We have also included a chart that summarizes the skills and experience of each director, as well as demographic information. The experience and skills we believe are important for our Board to have include:

Corporate Governance.   Directors with corporate governance experience support our goals of strong Board and management accountability, transparency and protection of stockholder interests over the long term.

Finance, Accounting or Financial Reporting.   Our Board values directors with an understanding of finance, financial reporting processes and accounting practices, given the importance of accurate financial reporting and strong internal controls, as well as experience with capital markets.

Industry Experience.   Directors with relevant industry experience, including insurance and industries supporting consumers’ connected lifestyle, such as mobile, auto and global supply chain, offer a valuable perspective when reviewing our strategy and business.

International. Our Company is a global organization. Directors with broad international background and experience provide useful strategic, business and cultural perspectives.
Risk Management. Directors with risk management experience are critical to the Board’s role in overseeing the risks facing the Company.

Leadership.   Directors who have served in relevant executive leadership positions bring a unique experience and perspective. We seek directors who have demonstrated expertise in strategy, operations and talent management.

Consumer Focus. Directors with consumer expertise are important as the Company leverages consumer insights to introduce new and innovative products and services.
Technology. Directors with experience in technology, including digital or cybersecurity expertise, are critical to the Company and its focus on customer experience.

10	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

The following persons have been nominated to serve as directors of Assurant until the 2021 Annual Meeting:

Elaine D. Rosen Non-Executive Chair of the Board: Since November 2010 Director: Since February 2009 Age: 67 Board Committees: Compensation Other Public Company Boards: Kforce Inc. (since 2003)

Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the company since 1975. Ms. Rosen currently chairs the Compensation Committee at Kforce Inc., and serves on its Nomination and Corporate Governance Committees. Ms. Rosen also chairs the Board of Trustees of The Kresge Foundation and serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine. She also serves as a founding trustee and a member of the Executive Committee of the Foundation for Maine’s Community Colleges.
Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Risk Management ▪ Leadership

Paget L. Alves

Director:   Since November 2019
Age:   65

Board Committees:   Compensation, Finance and Risk
Other Public Company Boards:   Yum! Brands, Inc. (since 2016), Synchrony Financial (since 2015), International Game Technology PLC (and, prior to its 2015 merger, its predecessor, International Game Technology since 2010)

Mr. Alves served as Chief Sales Officer of Sprint Corporation from January 2012 to September 2013, after serving as President of the company’s Business Markets Group from 2009 to 2012. Prior to that role, Mr. Alves held various senior executive positions at Sprint Corporation, including President, Sales and Distribution, Senior Vice President, Enterprise Markets and President, Strategic Markets. From 2002 to 2003, he served as President and Chief Operating Officer of Centennial Communications Corp., and from 2000 to 2001 served as President and Chief Executive Officer of PointOne Telecommunications Inc. Mr. Alves currently serves on the Audit Committee of Yum! Brands, Inc., on the Audit and Technology Committees of Synchrony Financial and on the Audit and Compensation Committees of International Game Technology PLC.

. Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Risk Management ▪ Leadership ▪ Consumer Focus ▪ Technology

11	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Juan N. Cento Director: Since May 2006 Age: 68 Board Committees: Compensation, Nominating and Corporate Governance Other Public Company Boards: None

Mr. Cento is the Regional President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami, Florida. Mr. Cento has more than 40 years of experience in the air cargo and express transportation industry. He previously worked with Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is involved in several non-profit organizations. He serves as a member of the University of Miami Business School Latin America and Caribbean Advisory Board, the International Advisory Board of Baptist Health System and the Council of the Americas. Additionally, Mr. Cento is Chair of the board of directors for the Conference of Latin American and Caribbean Express Companies.

Skills & Experience ▪ Corporate Governance ▪ Industry Experience ▪ International ▪ Leadership ▪ Consumer Focus

Alan B. Colberg Director: Since January 2015 Age: 58 Board Committees: None Other Public Company Boards: CarMax, Inc. (2015 - 2018)

Mr. Colberg is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President effective September 2014, and became Chief Executive Officer and director in January 2015. Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. Before joining Assurant, Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding and heading Bain’s Atlanta office since 2000. He also served as Bain’s global practice leader for financial services, advising leading global companies, including Assurant. Mr. Colberg has long been active in civic leadership roles, having served as chairman of the board of the Atlanta International School and on the boards of the Woodruff Arts Center and the Metro Atlanta Chamber of Commerce.

Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Leadership ▪ Consumer Focus

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Harriet Edelman
Director:   Since August 2017
Age:   64
Board Committees:   Audit, Compensation
Other Public Company Boards:   Bed Bath & Beyond Inc. (since 2019), Brinker International, Inc. (since 2008), UCB, Inc. (2012 - 2017)

Ms. Edelman serves as Special Advisor to the Chairman of Emigrant Bank, a privately held community bank. Since 2010, she has led the finance, information technology and credit administration operations. She joined the bank in 2008, after spending 29 years at Avon Products, Inc., rising to the roles of Chief Information Officer and Senior Vice President of global supply chain and business transformation. Ms. Edelman currently serves as Chair of the Audit Committee of Bed Bath & Beyond Inc. and as a member of its Compensation Committee, and as Chair of the Governance and Nominating Committee of Brinker International and as a member of its Audit Committee. She has prior public company board experience during the past 19 years with software company Ariba, Inc., The Hershey Company, and the biopharmaceutical firm UCB, among others. Ms. Edelman also currently serves as Vice Chairman on the Board of Trustees of Bucknell University.
Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Leadership ▪ Consumer Focus ▪ Technology

Lawrence V. Jackson

Director:   Since July 2009

Age:   66

Board Committees:   Compensation (Chair), Finance and Risk

Other Public Company Boards:   John Bean Technologies Corporation (2020), Snyder’s-Lance, Inc. (2015 - 2018)

Mr. Jackson has served since 2008 as a senior advisor with New Mountain Capital, LLC, a manager of private equity funds based in New York, and since 2007 as Chair of the board of SourceMark LLC. Previously, Mr. Jackson served as the President and Chief Executive Officer of the global procurement division and as the Executive Vice President and Chief People Officer at Walmart Inc. (formerly Wal-Mart Stores, Inc.) from 2004 to 2007. Prior to that, Mr. Jackson was President and Chief Operating Officer from 2003 to 2004 of Dollar General Corporation and was Senior Vice President, Supply Operations, for Safeway, Inc. Mr. Jackson was also with PepsiCo, Inc. for 16 years in various executive roles. In connection with his position at New Mountain Capital, Mr. Jackson serves on the boards of several portfolio companies. Mr. Jackson previously served as a director on the board of Parsons Corporation and as chair of its Compensation Committee.

Skills & Experience ▪ Corporate Governance ▪ Industry Experience ▪ International ▪ Leadership ▪ Consumer Focus

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Jean-Paul L. Montupet
Director:   Since September 2012
Age:   72
Board Committees:   Finance and Risk, Nominating and Corporate Governance (Chair)
Other Public Company Boards:   IHS Markit Ltd. (since 2012), WABCO Holdings, Inc. (since 2012), Lexmark International, Inc. (2006 - 2016), PartnerRe Ltd. (2002 - 2016)

Until his retirement in December 2012, Mr. Montupet was the Chair of Emerson Electric Co.’s Industrial Automation business and President of Emerson Europe. During his 22 year career with Emerson Electric Co., Mr. Montupet held a number of senior leadership roles including Executive Vice President of Emerson Electric Co. and Chief Executive Officer of Emerson Electric Asia Pacific. Mr. Montupet currently serves as Lead Director and as a member of the Compensation, Nominating and Governance Committee at WABCO Holdings, Inc., and as Chair of the Nominating and Corporate Governance Committee and as a member of the Human Resources Committee of IHS Markit Ltd.
Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Risk Management ▪ Leadership

Debra J. Perry
Director:   Since August 2017
Age:   68
Board Committees:   Finance and Risk (Chair), Nominating and Corporate Governance
Other Public Company Boards:   Korn Ferry International (since 2008), Genworth Financial, Inc. (since 2016), PartnerRe Ltd. (2013 - 2016), The Bernstein Funds, Inc. (since 2011)

Ms. Perry is the former Senior Managing Director for global ratings and research at Moody’s Investors Service, a unit of Moody’s Corporation. She served as the senior business leader for the company’s Americas Corporate Finance Group and its U.S. Public Finance Group, with ratings of over $4 trillion of taxable and tax-exempt debt securities. Ms. Perry also worked in fixed income research at First Boston Corporation and in a variety of corporate lending and capital markets roles at Chemical Bank. She currently serves as Chair of the Audit Committee of Korn Ferry International and as a member of its Nominating and Corporate Governance Committee, as a member of the Risk and Audit Committees of Genworth Financial, Inc., and as a director of The Bernstein Funds, Inc. (a mutual fund complex that includes The Sanford C. Bernstein Fund, Inc., the Bernstein Fund, Inc. and AB Multi-Manager Alternative Fund). Ms. Perry has previously served on the boards of MBIA Inc., CNO Financial Inc. and the board of trustees of Bank of America Funds.
Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Risk Management ▪ Leadership

14	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Ognjen (Ogi) Redzic Director: Since November 2019 Age: 49 Board Committees: Finance and Risk Other Public Company Boards: None

Mr. Redzic serves as Chief Digital Officer and Vice President of Caterpillar Inc., with responsibility for Cat Digital. Mr. Redzic manages key components of the company’s digital strategy including connectivity, enterprise data and e-commerce platforms, the digital platform, analytics and applications. Prior to joining Caterpillar in 2018, he led Renault-Nissan Alliance’s connected car and mobility activities as Senior Vice President, Connected Vehicles and Mobility Services. Mr. Redzic has more than 20 years’ experience, including additional positions at Nokia HERE, NAVTEQ, Motorola, Inc., PCTEL, Inc. and at wireless communication startup cyberPIXIE.
Skills & Experience ▪ Corporate Governance ▪ Industry Experience ▪ International ▪ Leadership ▪ Consumer Focus ▪ Technology

Paul J. Reilly
Director:  Since June 2011
Age:   63
Board Committees:   Audit (Vice Chair), Nominating and Corporate Governance
Other Public Company Boards:   Cabot Microelectronics Corporation (since 2017), comScore, Inc. (2017 - 2019)

From May 2016 until his retirement in January 2017, Mr. Reilly was Executive Vice President of Arrow Electronics, Inc., a distributor of electronic components and computer products. He was Executive Vice President and Chief Financial Officer of Arrow Electronics from 2001 until May 2016. Mr. Reilly joined Arrow Electronics in 1991 and held various positions within the company prior to assuming the role of Chief Financial Officer. Prior to joining Arrow Electronics, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick. Mr. Reilly currently serves as a member of the Compensation and Audit Committees of Cabot Microelectronics Corporation.
Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Risk Management ▪ Leadership

15	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Robert W. Stein Director: Since October 2011 Age: 71 Board Committees: Audit (Chair) Other Public Company Boards: Aviva plc (2013 - 2017)

Mr. Stein is a former Global Managing Partner, Actuarial Services at Ernst & Young LLP. Mr. Stein joined Ernst & Young in 1976 and held various leadership roles in the firm’s actuarial and insurance practice. He currently serves on the board of Talcott Resolution Life Insurance Company and chair of its Audit Committee, and previously served on the boards of Worldwide Reinsurance Ltd. and Resolution Life Holdings, Inc. He is a Certified Public Accountant and is a member of the AICPA. He is also a member of the American Academy of Actuaries, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation.

Skills & Experience ▪ Corporate Governance ▪ Finance ▪ Industry Experience ▪ International ▪ Risk Management ▪ Leadership

16	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Skills and Experience

Corporate Governance
Finance, including accounting, financial reporting and capital markets
Industry Experience, including insurance or connected lifestyle
International background or global experience
Risk Management
Leadership, including in strategy, operations and talent management
Consumer Focus
Technology, including digital or cybersecurity
Demographic Background

Age	67	65	68	58	64	66	72	68	49	63	71
Tenure (Years)	11	0	13	5	2	10	7	2	0	8	8
Diversity, including gender, racial or ethnic diversity

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Vote Required; Board Recommendation

Under our by-laws, each director must be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” that nominee’s election. For purposes of determining approval of this proposal, abstentions and broker non-votes will have no effect on this determination because they are not counted as votes cast.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2021 Annual Meeting or until their respective successors have been elected and qualified.

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Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee is responsible for approving the services, fees and terms associated with the Company’s retention of its independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated five-year rotation of the lead engagement partner, the Audit Committee and its chair are involved in the selection of the new lead engagement partner. The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since 2000.

In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. Whether or not the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its appointment if the Audit Committee believes it is in the Company’s best interest. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of a majority of the Company’s common stock, par value $0.01 per share (“common stock”) held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as present and entitled to vote. In addition, this proposal is considered a “routine” matter under the NYSE rules, and therefore brokers have discretionary authority to vote.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2020.

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Proposal Three - Advisory Vote on Executive Compensation for 2019
The following Company proposal gives stockholders the opportunity to cast a non-binding advisory vote with respect to the 2019 compensation of the Company’s named executive officers (“NEOs”). This advisory vote is also referred to as the “say-on-pay” advisory vote. Consistent with the results of the 2017 stockholder vote on the frequency of its say-on-pay advisory vote, the Company holds the say-on-pay advisory vote annually.
In considering your vote, we encourage you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 27. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to Company performance and thereby align the interests of our executive officers with those of our stockholders.
Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the following resolution:
“RESOLVED, that the 2019 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required; Board Recommendation
The affirmative vote of a majority of the common stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.
The Board of Directors recommends that stockholders vote FOR the approval of the 2019 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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Executive Officers
The table below sets forth certain information, as of February 14, 2020, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Alan B. Colberg	58	President, Chief Executive Officer and Director
Richard S. Dziadzio	56	Executive Vice President and Chief Financial Officer
Michael P. Campbell	52	Executive Vice President and President, Global Housing
Keith W. Demmings	47	Executive Vice President and President, Global Lifestyle
Robert A. Lonergan	43	Executive Vice President and Chief Strategy and Risk Officer
Gene E. Mergelmeyer	61	Executive Vice President and Chief Operating Officer
Tammy L. Schultz	50	Executive Vice President and President, Global Preneed
Robyn Price Stonehill	48	Executive Vice President and Chief Human Resources Officer

Alan B. Colberg, President, Chief Executive Officer and Director. Mr. Colberg is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President effective September 2014, and became Chief Executive Officer and director in January 2015. Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. Before joining Assurant, Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding and heading Bain’s Atlanta office since 2000.
Richard S. Dziadzio, Executive Vice President and Chief Financial Officer. Mr. Dziadzio was appointed Executive Vice President and Chief Financial Officer effective July 2016 and Interim Chief Accounting Officer and Controller effective February 2020. Mr. Dziadzio also served as the Company’s Treasurer from July 2016 through November 2018. Before joining Assurant, Mr. Dziadzio served as Chief Financial Officer of QBE North America beginning in August 2013. From April 2012 to July 2013, Mr. Dziadzio was Chief Financial Officer of ANV, a specialty underwriter.
Michael P. Campbell, Executive Vice President and President, Global Housing. Mr. Campbell was appointed Executive Vice President and President, Global Housing effective July 2016. Before assuming his current position, Mr. Campbell served as Executive Vice President and Chief Operating Officer for the Company’s specialty property lines of business beginning in January 2014. Mr. Campbell joined Assurant in 2006 through the acquisition of Safeco’s Financial Institution Solutions subsidiary where he held several executive roles.
Keith W. Demmings, Executive Vice President and President, Global Lifestyle. Mr. Demmings was appointed Executive Vice President and President, Global Lifestyle effective July 2016. Before assuming his current position, Mr. Demmings served as Executive Vice President and President, Global Markets beginning in September 2015 and Executive Vice President and President, International beginning in June 2013. Since joining Assurant in 1997, Mr. Demmings has held a number of executive leadership positions, including serving as President and Chief Executive Officer of Assurant Canada.
Robert A. Lonergan, Executive Vice President and Chief Strategy and Risk Officer. Mr. Lonergan was appointed Executive Vice President and Chief Strategy Officer effective July 2016, and became Chief Strategy and Risk Officer effective January 2020. Mr. Lonergan joined Assurant in 2012 as Vice

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President, M&A Sourcing. In January 2015, he was promoted to Senior Vice President, Growth and Innovation. Prior to joining Assurant, Mr. Lonergan worked for Bain & Company, Inc.
Gene E. Mergelmeyer, Executive Vice President and Chief Operating Officer. Mr. Mergelmeyer was appointed Chief Operating Officer effective July 2016. Before assuming his current position, Mr. Mergelmeyer served as Chief Administrative Officer of Assurant since August 2014 with responsibility for Assurant’s Technology Infrastructure Group and other corporate enterprise functions. He was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007.
Tammy L. Schultz, Executive Vice President and President, Global Preneed. Ms. Schultz was appointed Executive Vice President and President, Global Preneed effective July 2016. Ms. Schultz has served as President of the Preneed business since 2012. Prior to that, she served as Vice President, Chief Operations Officer and Client Relationships for the Preneed business.
Robyn Price Stonehill, Executive Vice President and Chief Human Resources Officer. Ms. Price Stonehill was appointed Executive Vice President and Chief Human Resources Officer of Assurant, Inc. in July 2014. Before assuming her current role at Assurant, she served as Senior Vice President of Compensation, Benefits and Shared Services at the Company since 2009.
The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, certain Company Executive Vice Presidents and Presidents of the Company’s lines of business.

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Security Ownership of Certain Beneficial Owners
The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than five percent of Assurant’s outstanding common stock as of February 14, 2020, (a) the number of shares of common stock beneficially owned (based upon the most recently reported number of shares beneficially owned as of the date the person or entity filed a Schedule 13G with the U.S. Securities and Exchange Commission (the “SEC”)) and (b) the percentage of all outstanding shares of common stock represented by such ownership as of February 14, 2020 (based upon 59,823,754 shares of common stock outstanding as of that date).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
The Vanguard Group, Inc.[1]	7,003,933	11.7%
T. Rowe Price Associates, Inc.[2]	5,752,810	9.6%
BlackRock, Inc.[3]	4,600,329	7.7%
Wellington Management Group LLP[4]	4,107,120	6.9%
State Street Corporation[5]	3,109,050	5.2%

[1]
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, filed a Schedule 13G/A on February 12, 2020 with respect to the beneficial ownership of 7,003,933 shares of common stock as of December 31, 2019. The Vanguard Group, Inc. indicated that it had sole voting power with respect to 91,778 shares of common stock, shared voting power with respect to 13,793 shares of common stock, sole dispositive power with respect to 6,907,300 shares of common stock and shared dispositive power with respect to 96,633 shares of common stock. The Vanguard Group, Inc. also indicated that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 68,771 shares of our outstanding common stock as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 49,697 shares of our outstanding common stock as a result of its serving as investment manager of Australian investment offerings.

[2]
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A on February 14, 2020 with respect to the beneficial ownership of 5,752,810 shares of common stock as of December 31, 2019. T. Rowe Price Associates, Inc. indicated that it had sole voting power with respect to 1,827,966 shares of common stock and sole dispositive power with respect to 5,752,810 shares of common stock.

[3]
BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, filed a Schedule 13G/A on February 10, 2020 with respect to the beneficial ownership of 4,600,329 shares of common stock as of December 31, 2019. BlackRock, Inc. indicated that it had sole voting power with respect to 4,045,784 shares of common stock and sole dispositive power with respect to 4,600,329 shares of common stock. BlackRock, Inc. indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock International Limited, Blackrock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd.

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[4]
Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (collectively, the “Wellington Entities”), and Wellington Management Company LLP, c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210, filed a Schedule 13G/A on January 27, 2020 with respect to the beneficial ownership of 4,107,120 shares of common stock as of December 31, 2019. The Wellington Entities indicated that they each had shared voting power with respect to 3,855,087 shares of common stock and shared dispositive power with respect to 4,107,120 shares of common stock. Wellington Management Company LLP indicated that it had beneficial ownership with respect to 3,863,017 of these shares of common stock and shared voting power with respect to 3,680,168 of such shares and shared dispositive power with respect to all of such shares. The Wellington Entities indicated that they filed this Schedule 13G/A on behalf of one or more of the following investment advisors: Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd.

5
State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, filed a Schedule 13G on February 13, 2020 with respect to the beneficial ownership of 3,109,050 shares of common stock as of December 31, 2019. State Street Corporation indicated that it had shared voting power with respect to 2,592,363 shares of common stock and shared dispositive power with respect to 3,108,411 shares of common stock. State Street Corporation indicated that it filed this Schedule 13G on behalf of the following subsidiaries: SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors Ltd. (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Ltd., State Street Global Advisors Singapore Ltd., State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, State Street Global Advisors Trust Company.

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Security Ownership of Directors and Executive Officers
The following table provides information concerning the beneficial ownership of common stock as of February 14, 2020 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other NEOs for 2019, each director and all current directors and executive officers as a group. As of February 14, 2020, we had 59,823,754 outstanding shares of common stock. Except as otherwise indicated, all persons listed below (a) have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares and (b) do not beneficially own any shares of the Company’s 6.50% Series D Mandatory Convertible Preferred Stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned[1]	Percentage of Class
Alan B. Colberg	113,521	*
Richard S. Dziadzio	8,330	*
Gene E. Mergelmeyer	101,970	*
Keith W. Demmings	7,970	*
Robyn Price Stonehill	30,383	*
Elaine D. Rosen	17,831	*
Paget L. Alves	—	*
Juan N. Cento	20,955	*
Harriet Edelman	1,270	*
Lawrence V. Jackson	17,614	*
Charles J. Koch	7,766	*
Jean-Paul L. Montupet	11,676	*
Debra J. Perry	1,270	*
Ogi Redzic	—	*
Paul J. Reilly	12,300	*
Robert W. Stein	10,217	*
All current directors and executive officers as a group (19 persons)	378,476	*

*	Less than one percent of class.

[1]
Includes for Mr. Mergelmeyer, 80,086 shares of common stock held by the GRMergelmeyer Family Trust. Includes for Mr. Stein, 851 shares of common stock held by the Robert W. Stein Revocable Living Trust and Christine M. Denham Revocable Living Trust, Tenants in Common. Also includes 1,500 shares of common stock held by the Denham Stein Family Foundation. Because Mr. Stein serves as a trustee of this tax exempt charitable foundation, Mr. Stein is deemed to “control” these 1,500 shares in which he has no economic interest.

For certain NEOs for 2019 and current executive officers, includes RSUs that will vest and/or become payable on or within 60 days of February 14, 2020 in exchange for the following amounts of common stock as of February 14, 2020: for Mr. Colberg, 19,391 shares; for Mr. Dziadzio, 6,167 shares; for Mr. Mergelmeyer, 21,884 shares (including 14,459 shares that would be issuable upon a retirement); for Mr. Demmings, 3,407 shares; and for Ms. Price Stonehill, 3,381 shares.
For certain directors, includes vested RSUs (and RSUs that will vest within 60 days of February 14, 2020); the settlement of the shares is deferred until separation from the Board. Includes 7,866 shares for each of Ms. Rosen and Messrs. Cento, Jackson, Koch, Montupet, Reilly and Stein, as of February 14, 2020; and 1,270 shares for each of Ms. Edelman and Ms. Perry, as of February 14, 2020.

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RSUs that will vest on or within 60 days of February 14, 2020 in exchange for shares of common stock, for all current directors and executive officers as a group, totaled 117,118.

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Compensation Discussion and Analysis
I. Executive Summary

Introduction
This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2019:

Name	Title
Alan B. Colberg	President and Chief Executive Officer
Richard S. Dziadzio	Executive Vice President and Chief Financial Officer
Gene E. Mergelmeyer	Executive Vice President and Chief Operating Officer
Keith W. Demmings	Executive Vice President and President, Global Lifestyle
Robyn Price Stonehill	Executive Vice President and Chief Human Resources Officer

Throughout this CD&A, we refer to these individuals as our named executive officers or “NEOs”, to Mr. Colberg as our “CEO” and to Mr. Dziadzio as our “CFO”.
Executive Compensation Programs Aligned with the Company’s Objectives
The Compensation Committee seeks alignment between the Company’s strategic and financial objectives and executive compensation programs. Our Company is focused on sustainable profitable growth driven by our Connected Living, Global Automotive and Multifamily Housing lines of businesses, while deploying capital strategically to drive stockholder value. The Compensation Committee selected metrics for the short-term and long-term incentive plans to support our strategy and profitable growth, including the Company’s stated financial objectives to grow Net Operating Income (“NOI”) and NOI per diluted share (“NOI EPS”), in each case excluding reportable catastrophe losses. Our strategy is designed to support long-term stockholder value.

Highlights of our 2019 short-term and long-term incentive programs and the financial metrics 1 used in our programs include:
Annual Incentive Plan (“ESTIP”)

•	60% consolidated NOI, excluding reportable catastrophes

•	40% consolidated revenue
The Compensation Committee set ESTIP performance goals for 2019 based on NOI and revenue of the consolidated enterprise, including TWG, which we acquired in 2018. These goals are designed to support the Company’s strategic and financial objectives, including continued profitable growth.
Based on the Company’s performance against the ESTIP performance goals, our NEOs received annual incentive payments in the amounts set forth in the chart on page 32. ESTIP metrics and NEO payouts are described in greater detail in “Annual Incentive Compensation” beginning on page 33.

Long-Term Equity Incentive Plan (“ALTEIP”)

•	50% TSR relative to the S&P 500 Index

•	50% absolute NOI EPS, excluding reportable catastrophes

1    Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

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In 2019, the Company returned to the pre-2018 metrics for the PSUs which are designed to support the Company’s ongoing strategic and financial objectives, including delivering continued profitable growth. In 2018, the Company made a one-time change to its equity program in order to align with the Company’s strategic and financial objectives in connection with the TWG acquisition, including the successful integration of the acquisition and the achievement of operating synergies. For more information, please see “Long-Term Equity Incentive Compensation” on page 34.

In 2019, our NEOs received 75% of their long-term equity awards in the form of PSUs and 25% in the form of RSUs. 2019 payouts under the PSUs will be determined over a three-year performance cycle based on the Company’s performance of the above pre-established metrics. Vesting of PSUs granted in 2019 will be determined after the end of 2021 and our NEOs will be eligible for payouts in 2022.
Our Executive Compensation Principles
Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying compensation to the Company’s stock price and financial performance.

•	Significant portions of executive compensation are tied to the Company’s stock price and financial performance and are variable.
For additional details on the percentage components of our NEOs’ fixed and variable compensation, see the discussion under “Mix of Target Total Direct Compensation Elements” on page 32.

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Executive compensation opportunities should be sufficiently competitive to attract and retain talented executives while aligning their interests with those of our stockholders.

•
When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, the Compensation Committee generally seeks to approximate median levels for comparable positions at companies included in a general industry survey. For details, please see page 39.

•	The Company selects performance metrics that seek to achieve the appropriate balance between annual and long-term incentives that are supportive of the Company’s strategic and financial goals.

•	Stock-based compensation outweighs cash-based compensation to further align NEOs with long-term value creation.

•
Each NEO’s annual incentive opportunity and PSUs are contingent on the Company’s performance. If the Company does not produce positive net income (as defined in the ESTIP), no annual incentive payment is earned. If the Company does not achieve threshold performance with respect to its PSU metrics, no performance payments for PSUs are earned.

•
75% of the annual long-term equity incentive award granted to our NEOs in 2019 was delivered in the form of PSUs, with a three-year cumulative performance period, and 25% was delivered in the form of RSUs, with a three-year annual vesting schedule.

Our incentive-based programs should motivate our executives to deliver above-median results.

•
We design performance goals under our annual executive incentive program so that above-target compensation will only be paid if the Company delivers above-target performance based on consolidated NOI excluding reportable catastrophes and consolidated revenue. Annual incentive payouts are capped at 200% of each NEO’s target opportunity.

•
Payouts for PSU awards granted in 2019 are based on performance results over a three-year cumulative performance period with respect to TSR relative to the S&P 500 Index and absolute NOI EPS excluding reportable catastrophes.

•
We design performance goals under our long-term plan such that payouts on the TSR metric reach above-target levels only if our performance exceeds the 50th percentile of the index, with payouts capped at 200% of each NEO’s target opportunity. Payouts on the NOI EPS metric are also capped at 200%.

Our executive compensation programs are informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

•
Under our executive compensation recoupment policy, the Compensation Committee, on behalf of the Company, may recover annual and long-term performance-based compensation from current and former executive officers in the event of a financial restatement as a result of material non-compliance with any financial reporting requirement under the securities laws that has resulted in an overpayment.

•	Under our stock ownership guidelines, our executive officers and directors are required to hold a meaningful amount of Company stock throughout their service.

•	Under our insider trading policy, our executive officers and directors are prohibited from engaging in hedging and monetizing transactions with respect to Company securities, holding

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Company securities in a margin account or pledging Company securities as collateral for a loan.

•	Change of control agreements with our NEOs are “double trigger” and do not provide for excise tax gross-ups.

•
In 2019, the Compensation Committee, assisted by the Compensation Committee’s consultant and management, undertook an annual risk review of the Company’s variable pay plans, policies and practices with the objective of identifying business risks that could be exacerbated by the Company’s compensation plans. This annual review, which analyzed risks from both a “top down” and “bottom up” perspective, did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

•	We do not provide any significant perquisites to our NEOs.

•	Assurant does not pay dividends on unvested PSUs.

2019 Say-on-Pay Vote
We have consistently received strong support for our compensation programs since the inception of the say-on-pay advisory vote. We have received at least a 94% favorable advisory vote by stockholders to approve our executive compensation for each of the past five years, including approximately 97% at our 2019 annual meeting. Through ongoing stockholder engagement, we continued to reach out to our institutional stockholder base to engage with investors on our executive compensation program, among other things. For more information, please see “Stockholder Rights and Engagement” on page 75.

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II. Elements of Our Executive Compensation Program

Pay Elements
The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective or purpose each element is designed to achieve:

Compensation Element	Objective/Purpose
Annual base salary
Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of target total direct compensation for comparable positions at companies in a general industry survey.

Attracts and retains talented executives with compensation levels that are consistent with our target total compensation mix.

Annual incentive program (ESTIP)
Motivates executives to achieve specific near-term enterprise goals designed to support the Company’s strategic and financial objectives.

Requires above-target performance to earn an above-target payout.

Long-term equity incentive program (ALTEIP)
Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

Reinforces a culture of accountability focused on long-term value creation.

Requires above-median performance for an above-target payout on long-term performance-based equity awards.

Protects proprietary information and competitive advantages by including confidentiality, non-competition and non-solicitation provisions in award agreements.

Long-term equity plan includes “double-trigger” change of control provision.

Retirement, deferral and health and welfare programs	Provides a competitive program that addresses retirement needs of executives. Offers health and welfare programs available to all U.S. employees. Provides an executive long-term disability program.
Cash payments upon change of control
Provides separation pay upon certain terminations of employment in connection with the sale or other change of control of the Company. Executives are not contractually entitled to separation pay beyond these instances.

Enables executives to focus solely on maximizing value for stockholders in the context of a change of control transaction.

Form of agreement approved by Compensation Committee limits the amount of cash severance to two times the sum of annual base salary and target ESTIP award.

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Mix of Target Total Direct Compensation Elements
The following charts show the relative percentages of the components of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2019.
Long Term Equity Incentive Annual Incentive Base Salary
Because our CEO is primarily responsible for achieving the strategic objectives of the Company, his variable compensation is a greater portion of his target total direct compensation than that of our other NEOs. 88% of his target total direct compensation opportunity is subject to Company performance.

Changes to Compensation Levels and Pay Mix in 2019
In January 2019, Semler Brossy Consulting Group (“Semler Brossy”), the Compensation Committee’s independent consultant, provided the Compensation Committee with an assessment of target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) for our NEOs relative to total compensation for similarly sized companies based on general industry survey data from Willis Towers Watson. The assessment concluded that most of our NEOs were within a competitive range of median levels of similarly situated executives.
The Compensation Committee made changes to certain elements of NEO compensation for 2019 as illustrated in the following chart and discussed below:

Name	Year	Base Salary[1]	Target Annual Incentive	Target Annual Long-Term Incentive	2018 TWG Premium	Target Total Direct Compensation
Alan B. Colberg	2019	1,010,000	160%	570%	N/A	8,383,000
	2018	980,000	160%	570%	357%	11,634,000
Richard S. Dziadzio	2019	660,000	100%	275%	N/A	3,135,000
	2018	640,500	100%	275%	288%	4,886,375
Gene E. Mergelmeyer	2019	713,000	125%	300%	N/A	3,743,250
	2018	692,000	125%	300%	47%	3,959,000
Keith W. Demmings	2019	530,000	80%	200%	N/A	2,806,540 [2]
Robyn Price Stonehill	2019	502,000	100%	200%	N/A	2,008,000

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[1]
The base salary amounts listed here represent each NEO’s base salary rate. Actual base salary paid in 2019 differs slightly from these amounts due to the payroll calendar. For more information, please see “Summary Compensation Table” on page 46 below.

2 Includes a special award in the amount of $792,540. For more information, please see page 33 below.

In January 2019, the Compensation Committee decided that the only change to compensation for the 2018 NEOs would be to increase the base salaries of these NEOs between 3% and 4% in recognition of their individual performance related to the Company’s strategy and financial performance.

On November 16, 2019, the Compensation Committee granted a special award of 6,000 RSUs to Mr. Demmings in recognition of his significant contributions to the Company’s strategic accomplishments and financial performance in 2019, including strong earnings performance of Global Lifestyle, particularly mobile, as the Company expanded existing and new mobile relationships and its product offerings and strengthened capabilities to support future growth. The Compensation Committee determined that this award was appropriate in magnitude, as it represents 75% of Mr. Demmings’s target long-term incentive opportunity. This special award has a longer vesting schedule than an annual award, with 10% increments vesting over a four-year service period on each anniversary of the grant date and 60% vesting on the fifth anniversary of the grant date.

Annual Incentive Compensation
Each year the Compensation Committee reviews the annual incentive financial metrics. The Compensation Committee seeks to select metrics that align with the Company’s strategic and financial objectives. In 2019, the Compensation Committee continued to use financial metrics designed to focus management on driving continued profitable growth. The financial metrics selected for the ESTIP were 60% NOI, excluding reportable catastrophes, and 40% consolidated revenue. For all NEOs, the performance goals are set at the enterprise level and measured on a consolidated basis. The NOI performance goals exclude reportable catastrophes because they create volatility that is beyond management’s control and the Compensation Committee believes management should be focused on the underlying performance of the business. This is consistent with how the Company reports its results.
The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s adjusted net income derived from the annual financial statements included in the Company’s periodic annual reports filed with the SEC. This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the CEO is twice the amount allocated to the other participants. The Compensation Committee has consistently exercised negative discretion to reduce participants’ awards based on achievement of the performance goals disclosed below. The maximum annual incentive payout is capped at 200% of each NEO’s target opportunity.
2019 Results
The following tables set forth the 2019 financial metrics and performance goals, along with the resulting multipliers applied to NEO annual incentive compensation:

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2019 Annual Incentive Performance Goals and Results 1 2

Weighting	Financial Metric	—	0.5	0.9	1.0	1.1	1.5	2.0	2019 Results[3]	2019 Performance Multiplier
60%	Enterprise NOI (excluding reportable catastrophes)	$483	$517	$558	$575	$592	$632	$667	$574	1.01

40%	Enterprise Revenue	$7,738	$8,291	$8,752	$9,212	$9,673	$10,134	$10,686	$9,329

[1]
Dollar amounts applicable to performance goals are in millions. The performance goals included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments

[2]	Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[3]
Results in this column may differ from the Company’s reported results since expenses, revenues and other effects associated with acquisition activity during the year and changes in accounting that do not reflect changes in the underlying business are generally excluded when calculating results for purposes of the ESTIP.

The following table shows target annual incentive compensation, the multipliers applied for each NEO and the resulting annual incentive award payout for 2019:

NEO	2019 Target Annual Incentive[1]	2019 Multiplier Multiplier	2019 Annual Incentive Payment
Alan B. Colberg	$1,616,000	1.01	$1,632,160
Richard S. Dziadzio	$660,000	1.01	$666,600
Gene E. Mergelmeyer	$891,250	1.01	$900,163
Keith W. Demmings	$424,000	1.01	$428,240
Robyn Price Stonehill	$502,000	1.01	$507,020

[1]	The target annual incentive is calculated by multiplying an NEO’s ESTIP eligible earnings by his or her target annual ESTIP opportunity.

Long-Term Equity Incentive Compensation
In March 2019, the Compensation Committee granted to the Company’s executive officers RSUs and PSUs, reflecting 25% and 75%, respectively, of each NEO’s annual target long-term incentive opportunity. The target long-term incentive opportunities as a percentage of base salary for each of our NEOs were as follows: 570% for the CEO, 275% for the CFO and between 200% and 300% for each of the other NEOs. The maximum payout opportunity for PSUs is 200% of target.

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PSUs
The Compensation Committee selected PSUs as an equity compensation vehicle to ensure that a significant portion of long-term equity compensation would be paid if the Company achieves specified performance goals over an extended period.
For the annual grants made in 2016 and 2017, the Company achieved the threshold goal under Section 162(m) of the Internal Revenue Code (the “Code”) of positive adjusted earnings per share (defined as net operating income per share, excluding reportable catastrophe losses) required for a payout. As a result, PSUs are considered earned at the maximum amount of 200% of an NEO’s target opportunity. When determining payout levels, the Compensation Committee may exercise negative discretion to reduce the payout levels below the maximum amount based on the relevant financial metrics, and did so in 2019 for the 2016 PSU grants. Tax reform legislation eliminated the exception under Code Section 162(m) for performance-based compensation effective for our 2018 tax year. Awards granted in 2018 no longer contain a threshold performance goal that triggers the initial funding of the awards. The Company anticipates that annual PSU awards granted to certain individuals in 2017 will be grandfathered from the tax reform changes. Additional details on Code Section 162(m) are provided on page 42 under “Tax and Accounting Implications”.
For the 2016, 2017 and 2019 annual grants, performance is measured with respect to two equally weighted metrics measured over a three-year performance period: (i) absolute NOI EPS (excluding reportable catastrophes) and (ii) TSR relative to the S&P 500 Index.
For the 2018 annual grants, the Company made a one-time change in order to align with the Company’s strategic and financial objectives in connection with the TWG acquisition. Performance for the 2018 annual grants is measured with respect to two metrics over a 30-month performance period: (i) TSR relative to the S&P 500 Index (weighted at 60%) and (ii) the realization of net pre-tax synergies in connection with the acquisition of TWG (weighted at 40%), subject to the satisfaction of a threshold NOI EPS goal (excluding reportable catastrophes) in 2020.
A PSU recipient will only receive a payout if he or she remains employed by the Company until the performance determination date following the end of the performance period.
The changes made by the Compensation Committee to the metrics, index and payout requirements for recent ALTEIP awards are described below.

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Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting	For 2016, 2017 and 2019 grants: Relative TSR[1] - 50% Absolute NOI EPS[2] - 50% . For 2018 grants: Relative TSR - 60%[1] Net pre-tax synergies - 40%
Rationale:

The Compensation Committee believes that these metrics align with the Company’s strategic and financial objectives, including to deliver continued profitable growth, after the one-time introduction of net synergies as a metric in 2018 to support the successful integration of the TWG acquisition and the achievement of synergies relating to the acquisition.

Performance Measured Against an Industry Index	TSR measured against S&P 500 Index
Rationale:

The Compensation Committee believes the S&P 500 Index:

•     reflects an appropriate group benchmark following the Company’s exit from more traditional lines of insurance in 2016;

•     represents a well-known and objective benchmark by which the Company’s performance can be measured; and

•     provides a robust sample of companies across different industries.

Payout Considerations
For the relative metric (TSR):

Payout above target if above-median performance is achieved

Payouts capped at 200% of target if the percentile is at or above the 90th percentile

Minimum threshold for payout is the 25th percentile

Payouts for performance between the percentile levels are determined on a straight-line basis using linear interpolation

For the absolute metric(s):

Threshold for payout set at pre-determined performance level

Payouts capped at 200% of target

Payouts for performance levels between the threshold and maximum levels are determined on a straight-line basis using linear interpolation

Rationale: . The Compensation Committee believes the payout opportunity: • supports the Company’s pay for performance philosophy; and • ensures focus on driving stockholder returns over the long term.

[1]	Percentage change on Company stock price plus dividend yield percentage.

[2]	Cumulative three-year NOI EPS excluding reportable catastrophes.

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2016-2018 Performance Cycle
In 2019, the Compensation Committee approved equity payments for PSUs granted in 2016 based on the financial metrics described on the previous page. The Company’s cumulative percentile ranking relative to companies in the S&P 500 Index with regard to TSR over the 2016-2018 performance cycle was in the 46th percentile, which represents a payout at 91% of target. The Company’s cumulative NOI EPS (excluding reportable catastrophes) for the 2016-2018 performance cycle was $22.40, which represents a payout at 67% of target. As a result, each NEO received shares of common stock equal to 79% of their target number of PSUs granted in 2016, which represents the average target payouts for TSR and NOI EPS. The threshold, target and maximum performance levels for the 2016-2018 performance cycle are described below.
Performance-Based Long-Term Equity Plan Design — TSR Metric

Performance-Based Long-Term Equity Plan Design — NOI EPS Metric

NOI EPS 2016-2018 Performance Period
Performance Level	Cumulative NOI EPS (ex-CAT)	Percentage of PSUs that Vest
Maximum	$27.40	200%
Target	$24.15	100%
Threshold	$21.50	50%
Below Threshold	$21.49 or less	0%

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RSUs
RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year.
In addition, the Compensation Committee may grant awards to attract executives critical to the success of the Company’s business strategy over the long term and who demonstrate exceptional performance. These special awards typically consist of RSUs subject to vesting periods that are structured to support retention across longer periods than annual grants. The Compensation Committee granted a special award of RSUs to Mr. Demmings in 2019. For more information, please see the discussion under “Changes to Compensation Levels and Pay Mix in 2019” on page 32 above.
Additional information regarding the PSUs and RSUs awarded under the ALTEIP is provided under the “Additional Information Regarding the Summary Compensation Table and Grants of Plan-Based Awards Table — Long-Term Equity Incentive Awards” on page 49. For additional information on PSUs and RSUs granted to our NEOs in 2019, please see columns (g) and (i), respectively, of the “Grants of Plan-Based Awards” table on page 48.

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III. The Compensation Committee’s Decision-Making Process
The Compensation Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) rules. The Compensation Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Annual Compensation Review
The following chart outlines the Compensation Committee’s annual process in setting NEO compensation:

Step 1	Step 2	Step 3
Committee reviews pay for performance analysis prepared by independent compensation consultant.	Committee reviews target direct compensation at companies in general industry surveys.	Committee establishes total direct compensation opportunities for NEOs.
Committee considers input from the CEO on compensation of other NEOs.	(Availability of compensation data typically lags behind annual schedule used to set executive pay.)	(The Committee also reviews the allocations among each component of total direct compensation.)

For 2019, the Compensation Committee evaluated the recommendations of the CEO for the compensation of the other NEOs together with information and analysis provided by Semler Brossy, using data from general industry surveys from Willis Towers Watson. The Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation Committee also regularly meets in executive sessions without members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.

Input from Management
Our CEO is not involved in the Compensation Committee’s determination of his compensation. Generally, the CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses the CEO’s performance using the same criteria. The Nominating and Corporate Governance Committee periodically uses an external resource to facilitate the assessment, including in 2019.
The CEO annually reviews the performance and compensation of each of our executive officers in consultation with the Chief Human Resources Officer and makes recommendations regarding their compensation to the Compensation Committee. The CEO also provides input to the Compensation Committee, in consultation with the Company’s CFO and the Chief Human Resources Officer, on the annual incentive plan performance goals for the Company’s executive officers.

Input from Independent Compensation Consultant
The Compensation Committee has engaged Semler Brossy as its independent compensation consultant. At the Compensation Committee’s request, Semler Brossy provides analysis and advice, and prepares

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reports and presentations, on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation, and relevant market practices and trends with respect to the compensation of our executive officers and non-management directors. At the direction of the Chair of the Compensation Committee, Semler Brossy also participates in the Compensation Committee meetings and reviews materials and management’s recommendations. The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors other than the recommendations and information provided by Semler Brossy. Semler Brossy also reviewed and provided input on the portions of this proxy statement regarding executive and director compensation matters.
Level of Compensation Provided
Following the divestiture and wind-down of the Company’s more traditional insurance businesses in 2016, the Compensation Committee determined that its custom peer group - which was largely comprised of life insurance, health insurance and managed health care companies - was no longer relevant to the Company’s strategy and business and determined to discontinue the practice of using a custom peer group. The Compensation Committee has since periodically considered whether a sufficient number of publicly-traded, U.S.-based competitors exist to develop a custom peer group. Many of the Company’s competitors are private or subsidiaries of larger companies. Therefore, given the limited number of public company competitors focused on lifestyle and housing solutions and fee-based, capital light non-insurance offerings, the Compensation Committee has determined that a broad sample of general industry companies would serve as the most appropriate comparison for evaluating the market competitiveness of pay levels and has continued to forgo the use of a custom peer group. As such, the Compensation Committee used Willis Towers Watson general industry survey data, which includes a broad representation of companies across a variety of industries, as the primary market reference for evaluating pay positioning when establishing fiscal 2019 pay levels. The Compensation Committee referenced target total direct compensation for each NEO with the median level provided to executives with similar responsibilities at companies included in the general industry survey data. The Company may vary from the median if necessary to reflect the skills and experience of the individual or the scope of responsibilities for that role. The Compensation Committee received an assessment from Semler Brossy relating to target total direct compensation as described in “Changes to Compensation Levels and Pay Mix in 2019” on page 32.

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IV. Governance Features of Executive Compensation
Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Executive Compensation Recoupment (Clawback) Policy
Effective in 2012, the Compensation Committee implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after such date. The policy provides that, in the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee, on behalf of the Company, may recover the excess of (i) any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former executive officers based on the original financial statements (including any deferrals thereof) over (ii) the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act of 2002 applicable to the CEO and CFO.

Stock Ownership Guidelines
The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and executive officers. The current Stock Ownership Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 6 times current base salary
Other Executive Officers	Market value of 3 times current base salary

Individuals have five years from their permanent appointment to a specified position to acquire the required holdings. In 2019, the Company revised its Stock Ownership Guidelines to place greater restrictions on selling prior to achieving compliance with the required stock ownership level and to increase the CEO’s minimum stock ownership requirement from 5 times to 6 times his current base salary. Until an individual subject to these Stock Ownership Guidelines meets the required ownership level, such individual is generally prohibited from selling or otherwise transferring more than 50% of the net shares of common stock acquired upon any vesting of restricted stock or restricted stock units (after deducting shares used to pay applicable taxes). As of December 31, 2019, all of our non-employee directors and NEOs were in compliance with the Company’s Stock Ownership Guidelines, taking into account the five-year transition period noted above.

Prohibition on Hedging and Pledging Transactions
Employees, including the NEOs, and directors are subject to the Company’s Insider Trading Policy, which prohibits them from engaging in hedging or monetizing transactions, such as zero-cost collars and forward sale contracts, with respect to Company securities they own or that are subject to their control. The Company’s Insider Trading Policy also prohibits employees and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

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Timing of Equity Grants
The Company does not coordinate the timing of equity awards with the release of material non-public information. As of 2018, annual equity awards are granted on March 16 of each year.

Tax and Accounting Implications
Historically, Code Section 162(m) limited the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) unless awarded under a stockholder-approved performance-based plan and meeting certain additional requirements. Recent tax reform legislation expanded the number of individuals covered by Section 162(m) to include our CFO and eliminated the exception for performance-based compensation. The Compensation Committee continues to emphasize performance-based compensation to attract, retain and reward strong executives. While the Compensation Committee generally seeks to pay compensation that is deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate.
The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation.

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V. Benefits
Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, they are eligible for certain change of control benefits, supplemental retirement plans and executive disability benefits described below.

Change of Control
Assurant is party to a change of control agreement (a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus solely on maximizing stockholder value in the context of a change of control transaction without regard to personal concerns related to job security.
The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the executive within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. These agreements do not contain excise tax gross-up provisions. Additional information regarding the COC Agreements is provided under “Narrative to Potential Payments Upon Termination or Change of Control — Change of Control Agreements” on page 66.
Retirement Plans
We have an Executive 401(k) Plan (the “Executive 401(k) Plan”) and a 401(k) Plan (the “401(k) Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement to attract and retain talented executives in key positions. The Executive 401(k) Plan is designed to replace income levels capped under the 401(k) Plan by the Code. Additional information regarding these plans is provided under “Nonqualified Deferred Compensation Plans” table on page 59.
We have an Executive Pension Plan (the “Executive Pension Plan”) and a Supplemental Executive Retirement Plan (the “SERP”) and a Pension Plan (the “Pension Plan”). The Executive Pension Plan replaces income levels capped under the Pension Plan by the Code. The SERP supplements the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs equals up to 50% of an NEO’s base salary plus annual incentive target. All three plans were frozen in March 2016 to better align our benefit offerings with the marketplace. Additional information regarding these plans is provided under “Pension Benefits” on page 54.
Deferred Compensation Plans
Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is notionally invested in a variety of mutual funds. Additional information regarding the ADC Plan is provided under “Nonqualified Deferred Compensation Plans” table on page 59.
Long-Term Disability Benefits
As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. As an additional benefit, each NEO is eligible for Executive LTD coverage, which provides a maximum monthly benefit of $10,000. The combined maximum LTD (group LTD and Executive LTD) benefit is $25,000 per month. Additional

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information regarding Executive LTD benefits is provided in footnote 3 to the Summary Compensation Table on page 47.

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Compensation Committee Report
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2019 Annual Report on Form 10-K.
Compensation Committee
Lawrence V. Jackson, Chair
Paget L. Alves
Juan N. Cento
Harriet Edelman
Charles J. Koch
Elaine D. Rosen

45	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
Summary Compensation Table
The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2019, 2018 and 2017 as applicable.
Summary Compensation Table for Fiscal Years 2019, 2018 and 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards [1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings [2] ($)	All Other Compen-sation [3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan B. Colberg, President and Chief Executive Officer	2019	1,008,846	—	6,325,137	—	1,632,160	689,937	499,602	10,155,682
	2018	979,039	—	10,498,984	—	1,738,773	—	400,150	13,616,946
	2017	955,000	—	5,942,923	—	1,741,920	388,195	246,705	9,274,743
Richard S. Dziadzio, Executive Vice President and Chief Financial Officer	2019	659,250	—	1,994,158	—	666,600	—	206,160	3,526,168
	2018	639,904	—	4,217,599	—	710,293	—	134,584	5,702,380
	2017	625,000	—	1,948,460	—	712,500	—	105,162	3,391,122
Gene E. Mergelmeyer, Executive Vice President and Chief Operating Officer	2019	712,192	—	2,350,060	—	900,163	1,716,576	270,198	5,949,189
	2018	691,346	—	2,708,362	—	959,243	—	250,927	4,609,878
	2017	675,000	—	2,520,344	—	936,563	1,028,023	252,259	5,412,189
Keith W. Demmings, Executive Vice President and President, Global Lifestyle	2019	528,736	—	1,957,100	—	428,240	—	102,701	3,016,777
Robyn Price Stonehill, Executive Vice President Chief Human Resources Officer	2019	501,423	—	1,103,060	—	507,020	—	115,410	2,226,913

[1]
The amounts reported in column (e) for 2019, 2018 and 2017 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 48 for the closing price on the grant date for 2019 awards.

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 35, payouts for PSU awards can range from no payout to 200% maximum payout.
Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) representing only PSUs would be as follows: (i) for awards granted in 2019: $9,771,702 for Mr. Colberg; $3,080,791 for Mr. Dziadzio; $3,630,677 for Mr. Mergelmeyer; $1,799,139 for Mr. Demmings; and $1,704,177 for Ms. Price Stonehill; (ii) for awards granted in 2018: $15,412,056 for Mr. Colberg; $6,673,830 for Mr. Dziadzio; and $3,340,781 for Mr. Mergelmeyer; and (iii) for awards granted in 2017: $9,378,998 for Mr. Colberg; $3,074,967 for Mr. Dziadzio; and $3,977,609 for Mr. Mergelmeyer.
Please see Footnote 21, Stock Based Compensation—Performance Share Units, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC (the “2019 Form 10-K”) for a discussion of the assumptions used in this valuation.

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[2]
The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Pension Plan) from December 31, 2018 to December 31, 2019, from December 31, 2017 to December 31, 2018 and from December 31, 2016 to December 31, 2017. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits as of December 31, 2017, December 31, 2018 or December 31, 2019 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits as of December 31, 2016, December 31, 2017 or December 31, 2018, as applicable. Present values of accumulated benefits as of December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019, respectively, as filed with the SEC. Effective February 29, 2016, the accrual of additional benefits under the SERP, the Executive Pension Plan and the Pension Plan was frozen.

[3]
The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2019:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contri-butions to 401(k)	Dividends and Dividend Equivalents[a]	Other Amounts[b]	Total
Alan B. Colberg	$6,284	$148,057	$16,800	$328,461	$—	$499,602
Richard S. Dziadzio	$5,670	$65,373	$16,800	$118,317	$—	$206,160
Gene E. Mergelmeyer	$9,493	$84,720	$16,800	$138,218	$20,967	$270,198
Keith W. Demmings	$5,841	$38,078	$16,800	$41,982	$—	$102,701
Robyn Price Stonehill	$4,680	$45,689	$16,800	$48,241	$—	$115,410

[a]
The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2019 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2016 PSUs for shares vested in 2019. No dividends or dividend equivalents were paid on PSUs granted in 2019, 2018 or 2017.

[b]
Amounts in this column reflect: in the case of Mr. Mergelmeyer, a $20,567 payment made in 2019 for unused vacation time during 2018 and $400 Health Savings Account taxable income, as required by California state law.

.

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Grants of Plan-Based Awards
The table below sets forth individual grants of awards made to each NEO during 2019.

Grants of Plan-Based Awards Table for Fiscal Year 2019

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]
		Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Alan Colberg	3/16/2019	—	—	—	—	—	—	14,578	—	—	$1,439,286
	3/16/2019	—	—	—	21,867	43,733	87,466	—	—	—	$4,885,851
	—	0	1,616,000	3,232,000	—	—	—	—	—	—	—
Richard S. Dziadzio	3/16/2019	—	—	—	—	—	—	4,596	—	—	$453,763
	3/16/2019	—	—	—	6,894	13,788	27,576	—	—	—	$1,540,395
	—	0	660,000	1,320,000	—	—	—	—	—	—	—
Gene E. Mergelmeyer	3/16/2019	—	—	—	—	—	—	5,416	—	—	$534,722
	3/16/2019	—	—	—	8,125	16,249	32,498	—	—	—	$1,815,338
	—	0	891,250	1,782,500	—	—	—	—	—	—	—
Keith W. Demmings	3/16/2019	—	—	—	—	—	—	2,684	—	—	$264,991
	3/16/2019	—	—	—	4,026	8,052	16,104	—	—	—	$899,569
	11/16/2019	—	—	—	—	—	—	6,000	—	—	$792,540
	—	0	424,000	848,000	—	—	—	—	—	—	—
Robyn Price Stonehill	3/16/2019	—	—	—	—	—	—	2,542	—	—	$250,972
	3/16/2019	—	—	—	3,814	7,627	15,254	—	—	—	$852,088
	—	0	502,000	1,004,000	—	—	—	—	—	—	—

[1]
The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2019 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]	As described in the “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 35, payouts for PSU awards can range from no payment to 200% maximum payout.

[3]
The base price of 2019 RSU awards is equal to the closing price of our common stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date.

The base price of 2019 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 21, Stock Based Compensation - Performance Share Units, to the consolidated financial statements included in the Company’s 2019 Form 10-K for a discussion of the assumptions used in this valuation.

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Additional Information Regarding the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards
Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. After the end of each year, the Compensation Committee certifies the amount of the Company’s net income and the maximum award amounts that can be paid under the ESTIP. The Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2019, the Compensation Committee exercised discretion to reduce participants’ awards by applying the performance goals described in the CD&A under “Annual Incentive Compensation” beginning on page 33. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of the performance goals.

Long-Term Equity Incentive Awards
Equity-based awards to our NEOs are currently granted under the ALTEIP. The ALTEIP was initially approved by the Company’s stockholders in May 2017. Stockholders approved an amendment to the ALTEIP in May 2019. Prior to May 2017, all equity-based awards were granted pursuant to the Assurant, Inc. Long Term Equity Incentive Plan, which was originally approved by stockholders in 2008 with the material terms of the performance goals thereunder reapproved by the Company’s stockholders in May 2015.
Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. The RSUs granted upon hiring or as special awards, such as Mr. Demmings’s special award in 2019, generally vest over a five-year period, with four 10% increments vesting on each of the first four anniversaries of the grant date, with the remaining 60% vesting on the fifth anniversary of the grant date. Awards of RSUs to our NEOs vest subject to the applicable NEO’s continued employment through the applicable vesting dates (with the exception of a termination without cause for Mr. Dziadzio). Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs.
Generally, PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. The PSU award for 2018 was an exception to this general rule because of the TWG acquisition and vests over a 30-month period ending in March 2021, subject to a participant’s continuous employment through the vesting date and the level of performance achieved with respect to TSR and the amount of net pre-tax synergies realized in connection with the TWG acquisition, subject to the satisfaction of a threshold NOI EPS goal (excluding reportable catastrophes) in 2020. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.
For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see “CD&A — Mix of Target Total Direct Compensation Elements” and “— Long-Term Equity Incentive Compensation” on pages 32 and 34, respectively.

49	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Outstanding Equity Awards at Fiscal Year End
The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2019.

Outstanding Equity Awards Table for Fiscal Year 2019

Option Awards					Stock Awards[1]
Name	Number of Securities Underlying Unexer-cised Options (#) Exer-cisable	Number of Securities Underlying Unexercised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Options (#)	Option Exer-cise Price ($)	Option Expir-ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Alan B. Colberg						4,180	[3]	547,914
						20,705	[4]	2,714,011
						14,578	[5]	1,910,884
									75,228	[10]	9,860,886
									28,907	[11]	3,789,130
									21,867	[12]	2,866,326
Richard S. Dziadzio						7,000	[8]	917,560
						1,371	[3]	179,711
						6,529	[4]	855,821
						4,596	[5]	602,444
									24,664	[10]	3,232,957
									12,518	[11]	1,640,859
									6,894	[12]	903,666
Gene E. Mergelmeyer						5,416	[5]	709,929
									31,904	[10]	4,181,976
									6,266	[11]	821,347
									8,125	[12]	1,065,025
Keith W. Demmings						625	[6]	81,925
						506	[3]	66,326
						4,000	[7]	524,320
						2,764	[4]	362,305
						2,684	[5]	351,819
						6,000	[9]	786,480
									9,096	[10]	1,192,304
									8,172	[11]	1,071,186
									4,026	[12]	527,728
Robyn Price Stonehill						729	[3]	95,557
						3,610	[4]	473,199
						2,542	[5]	333,205

									13,114	[10]	1,718,983
									5,986	[11]	784,645
									3,814	[12]	499,939

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[1]	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

[2]	Value was determined using the December 31, 2019 closing price of our common stock of $131.08.

[3]	This RSU award was granted on March 9, 2017 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[4]	This RSU award was granted on March 16, 2018 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[5]	This RSU award was granted on March 16, 2019 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[6]	This RSU award was granted on April 1, 2016 and vests in four 25% installments on each anniversary of the grant date.

[7]
This RSU award was granted on November 16, 2017 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[8]
This RSU award was granted on July 18, 2016 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[9]
This RSU award was granted on November 16, 2019 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[10]
This PSU award was granted on March 9, 2017 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at the maximum level, as the Company’s ranked average performance for 2017 and 2018 relative to applicable index exceeded the applicable performance goals. The Company’s ranked average performance for 2019 relative to applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2019 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[11]
This PSU award was granted on July 18, 2018 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at the threshold level, as the Company’s ranked performance is subject to a gating 2020 EPS threshold that is not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the July 2018 - December 2020 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[12]
This PSU award was granted on March 16, 2019 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at the threshold level, as the Company’s ranked average performance for 2019 relative to applicable index was not determinable as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2019-2021 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

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Option Exercises and Stock Vested in Last Fiscal Year
The following table provides information regarding all RSUs and PSUs held by the NEOs that vested during 2019 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2019

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
(a)	(b)	(c)	(d)		(e)
Alan B. Colberg	—	—	4,924		492,203
			35,006	[3]	3,499,200
			4,179		417,733
			10,352		1,022,053
Richard S. Dziadzio	—	—	1,338		149,829
			9,513	[3]	1,065,266
			1,000		111,980
			1,370		136,945
			3,264		322,255
Gene E. Mergelmeyer	—	—	12,347	[3]	1,234,206
			3,847		379,814
			7,695	[2]	688,241
Keith W. Demmings	—	—	725		72,471
			1,717	[3]	171,631
			505		50,480
			1,382		136,445
			625		60,094
			500		66,045
Robyn Price Stonehill	—	—	645		64,474
			4,582	[3]	458,017
			729		72,871
			1,805		178,208
			1,800		173,178

[1]
The value realized on exercise and/or vesting was determined using the closing price of our common stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]
This amount represents the value of outstanding RSU award granted to Mr. Mergelmeyer in 2018 that, in accordance with the terms of the applicable award agreement, became fully vested in 2019 because Mr. Mergelmeyer is eligible for retirement. Payouts in respect of this award will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Code Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the common stock and may differ from the amount set forth above.

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[3]
These amounts represent the value of PSU awards granted in 2016 that, in accordance with the terms of the applicable award agreements, became fully vested in 2019. The performance ranking for these awards fell below the target performance of the peer group which resulted in a final payout amount of 79% of target shares awarded. Accordingly, the amount of compensation actually realized upon a payout is based on the fair market value of the common stock on the date the Compensation Committee approved the performance ranking, which was March 7, 2019.

53	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Pension Benefits
The Company maintains three defined benefit pension plans. The Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan. In addition, the Company maintains two nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan.
The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2019

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Alan B. Colberg	Pension Plan	4	30,900	—
	Executive Pension Plan	4	127,862	—
	SERP	4.9167	3,275,048	—
Richard S. Dziadzio	Pension Plan	—	—	—
	Executive Pension Plan	—	—	—
	SERP	—	—	—
Gene E. Mergelmeyer[2]	Pension Plan	18.38	740,998	—
	Executive Pension Plan	18.38	473,599	—
	SERP	18.5	8,941,109	—
Keith W. Demmings[3]	Pension Plan	3	23,625	—
	Executive Pension Plan	3	48,783	—
	SERP	—	—	—
Robyn Price Stonehill	Pension Plan	16	168,300	—
	Executive Pension Plan	16	239,653	—
	SERP	—	—	—

[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

[2]	As of December 31, 2019, Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service).

[3]	Since Mr. Demmings was employed by the Company outside the U.S., some of his service with the Company is not recognized for Pension Plan and Executive Pension Plan purposes.

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan
Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Effective

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March 1, 2016, the Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits have accrued since February 29, 2016. Each active plan participant on December 31, 2000 was given the choice to continue having his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 were determined under the current pension formula. Mr. Mergelmeyer is covered under the prior plan formula. Messrs. Colberg and Demmings and Ms. Price Stonehill are covered under the current plan formula. Mr. Dziadzio is not eligible to participate in the Pension Plan.
Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the 10 consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 31 and over	12%

Under the current plan formula, the present value of accumulated benefits as of December 31, 2019 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016, and are not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.
The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits as of December 31, 2019 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 45% of executives will receive their payments in the form of a life annuity and 55% of executives will receive their payments in the form of a 50% joint and survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 3.27% and the MILES—Banking, Finance and Insurance mortality table with MMP-2019 improvements (which the Company adopted in January 2020).
The normal retirement age for the Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued 10 years of vesting service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the participating NEOs are 100%

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vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan
Eligible employees hired by the Company prior to January 1, 2014, were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible compensation exceeded the Section 401(a)(17) compensation limit. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Effective March 1, 2016, the Executive Pension Plan was frozen to better align our benefit offerings with the marketplace. All benefit accruals ceased on February 29, 2016. For participants who were covered under the prior plan formula, eligible compensation was capped for 2016 at $420,000 and this cap was adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula was not capped. With respect to the plan formula to determine benefits, the elections made under the Pension Plan on December 31, 2000 also applied to the Executive Pension Plan. Mr. Mergelmeyer is covered under the prior plan formula. Messrs. Colberg and Demmings and Ms. Price Stonehill are covered under the current plan. Mr. Dziadzio is not eligible to participate in the Executive Pension Plan.
A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Code Section 409A. Credited service for determining a participant’s benefit under each of these formulas began after an employee began participating in the plan and was frozen as of February 29, 2016. A participant becomes 100% vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All participating NEOs are 100% vested.
The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits as of December 31, 2019 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits as of December 31, 2019 is based on the benefit produced under the prior plan formula converted to a lump sum payment4 at the plan’s normal retirement age of 65.

The SERP
Prior to January 1, 2014, executives were nominated by the Company and approved by the Compensation Committee for participation in the SERP. Effective March 1, 2016, the SERP was frozen to better align our benefit offerings with the marketplace. All benefit accruals ceased on February 29, 2016. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation as of February 29, 2016 multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service, which was frozen as of February 29, 2016, and whose denominator is equal to 240. After 20 years of credited service and turning age 60, 62 or 65, as applicable, a participant will earn a full 50% benefit

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under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Compensation Committee. No additional credited service was earned after February 29, 2016. In 2006, based on a study of the market practice, the Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants who joined the SERP during the period between January 1, 2007 and December 31, 2009. Because Mr. Mergelmeyer was approved for participation in the SERP between January 1, 2007 and December 31, 2009, the change in normal retirement age applies to him. For participants who joined the SERP on or after January 1, 2010, the normal retirement age is 65. Because Mr. Colberg was approved for participation in the SERP after January 1, 2010, this policy applies to him. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company. Messrs. Dziadzio and Demmings and Ms. Price Stonehill are not eligible to participate in the SERP.
For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.
As of December 31, 2019, Messrs. Colberg and Mergelmeyer were 100% vested in their SERP benefits. Of the participating NEOs, none had attained normal retirement age as of December 31, 2019; therefore, if any of the participating NEOs had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.
The present value of the accumulated benefits as of December 31, 2019 was determined based on the December 31, 2019 accrued benefit using the base salary, target ESTIP award and credited service as of February 29, 2016. The present value of the accumulated benefits as of December 31, 2019 was determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) the present value of single lump sum benefits is determined using an interest rate of 3.11%4 to the retirement date and a lump sum conversion factor5 at retirement.

Number of Years of Credited Service
The number of years of credited service varies between the plans. Eligibility for the Pension Plan and Executive Pension Plan was based on a one-year waiting period from date of hire and resulted in the same amount of credited service under both plans. Eligibility under the SERP generally recognized all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not have been recognized under the SERP at the discretion of the Compensation Committee. Mr. Mergelmeyer has prior service that was not recognized. No additional credited service was earned after February 29, 2016 for the Pension Plan, Executive Pension Plan and the SERP.

4 The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.00% and the 1994 Group Annuity Mortality Table and segmented high-quality corporate bond rates using the mortality required by Section 417(e) of the Code, as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 2.04% for years 0-5, 3.09% for years 5-20 and 3.68% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 3.11%.

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5 The lump sum values shown for Messrs. Colberg and Mergelmeyer are based on November 2019 monthly bond segment rates of 2.04% for years 0-5, 3.09% for years 5-20 and 3.68% for years 20+. The mortality is based on the Section 417(e) mortality prescribed by the PPA.

58	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

.
Nonqualified Deferred Compensation Plans
The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which was established in 2005 and provides for the deferral of compensation on a basis that is not tax-qualified. Before the enactment of Code Section 409A and establishment of the ADC Plan in 2005, we sponsored the American Security Insurance Company Investment Plan (the “ASIC Plan”). After the enactment of Code Section 409A, the ASIC Plan was frozen and only withdrawals are permitted. The Executive 401(k) Plan is a nonqualified defined contribution plan.

Nonqualified Deferred Compensation Plans Table for Fiscal Year 2019

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1,2] ($)	Aggregate Earnings in Last FY [1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE [1] ($)
(a)		(b)	(c)	(d)	(e)	(f)
Alan B. Colberg	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	148,057	172,599	—	1,186,845
	TOTAL	—	148,057	172,599	—	1,186,845
Richard S. Dziadzio	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	65,373	29,351	—	205,902
	TOTAL	—	65,373	29,351	—	205,902
Gene E. Mergelmeyer	ADC Plan	1,104,562	(3)	377,317	—	2,668,252
	ASIC	(4)	(4)	95,579	—	899,155
	Executive 401(k) Plan	(4)	84,720	235,590	—	1,481,403
	TOTAL	1,104,562	84,720	708,486	—	5,048,810
Keith W. Demmings	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	38,078	47,934	—	284,161
	TOTAL	—	38,078	47,934	—	284,161
Robyn Price Stonehill	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	45,689	133,128	—	582,935
	TOTAL	—	45,689	133,128	—	582,935

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[1]
The amounts in column (c) were reported as 2019 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Colberg, $148,057; for Mr. Dziadzio, $65,373; for Mr. Mergelmeyer, $84,720; for Mr. Demmings, $38,078; and for Ms. Price Stonehill, $45,689 of Company contributions to the Executive 401(k) Plan.

The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan and ASIC Plan, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds and notional interest and dividends held in the plans during 2019. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2019. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2017, 2018 and 2019 fiscal years, as applicable: for Mr. Colberg, $108,943 for 2017, $146,758 for 2018 and $148,057 for 2019; for Mr. Dziadzio, $49,050 for 2017, $64,644 for 2018 and $65,373 for 2019; for Mr. Mergelmeyer, $68,344 for 2017, $82,532 for 2018 and $84,720 for 2019; for Mr. Demmings $38,078 for 2019; and for Ms. Price Stonehill, $45,689 for 2019.

[2]
The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under Section 401(a)(17) of the Code).

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]	Because the ASIC Plan has been frozen since January 1, 2005, no contributions could have been made during fiscal year 2019. The Executive 401(k) Plan does not provide for participant contributions.
Narrative to Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table
The following is a description of the plans and information reported in the Nonqualified Deferred Compensation Plans Table.
The ADC Plan
Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the ADC Plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, 10 or 15 years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions from the ADC Plan following termination.

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The ASIC Plan
Prior to the establishment of the ADC Plan in 2005, Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The ASIC Plan was frozen as of January 1, 2005. Since then, participants have been able to withdraw amounts from the ASIC Plan and have the ability to change their investment elections, but all subsequent deferrals of compensation have been made under the ADC Plan.

The Executive 401(k) Plan
Eligible employees may generally participate in the Executive 401(k) Plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the Code. The Company made an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the limit ($280,000 for 2019). To be eligible for the contribution, the participant must be employed on the last regularly scheduled work day of the year unless the participant retires, becomes totally disabled or dies, or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 3 to the Summary Compensation Table on page 47 for quantification of Company contributions to the Executive 401(k) Plan in 2019.
Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of the NEOs are 100% vested in their Executive 401(k) Plan benefit.

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Potential Payments Upon Termination or Change of Control
The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2019.

Potential Payments Upon Termination or Change of Control Table on December 31, 2019

Name	Payout if Terminated Voluntarily 12/31/19 Not Retirement[1]	Payout if Terminated Voluntarily 12/31/19 Retirement[1]	Payout if Terminated Involuntarily 12/31/19[2]	Payout if Terminated Upon Change of Control 12/31/19	Payout if Terminated Upon Death 12/31/19	Payout if Terminated Upon Disability 12/31/19
	(a)	(b)	(c)	(d)	(e)	(f)
Alan B. Colberg
STIP Award	—	—	—	808,000	—	—
Long-Term Equity Awards[3]	—	—	12,629,689	23,414,034	12,629,689	12,629,689
Executive Pension Plan[4]	127,862	—	127,862	127,862	127,862	127,862
SERP[5]	3,038,701	—	3,038,701	3,038,701	3,038,701	3,038,701
Executive 401(k) Plan[6]	1,186,845	—	1,186,845	1,186,845	1,186,845	1,186,845
Welfare Ben. Lump Sum[7]	—	—	—	54,909	—	—
Severance	—	—	—	5,252,000	—	—
Outplacement[8]	—	—	—	7,000	—	—
TOTAL	4,353,408	—	16,983,097	33,889,351	16,983,097	16,983,097
Richard S. Dziadzio
STIP Award	—	—	—	330,000	—	—
Long-Term Equity Awards[3]	—	—	5,072,796	9,260,933	5,072,796	5,072,796
Executive Pension Plan[4]	—	—	—	—	—	—
SERP[5]	—	—	—	—	—	—
Executive 401(k) Plan[6]	205,902	—	205,902	205,902	205,902	205,902
Welfare Ben. Lump Sum[7]	—	—	—	47,745	—	—
Severance	—	—	—	2,640,000	—	—
Outplacement[8]	—	—	—	7,000	—	—
TOTAL	205,902	—	5,278,698	12,491,580	5,278,698	5,278,698

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Name	Payout if Terminated Voluntarily 12/31/19 Not Retirement[1]	Payout if Terminated Voluntarily 12/31/19 Retirement[1]	Payout if Terminated Involuntarily 12/31/19[2]	Payout if Terminated Upon Change of Control 12/31/19		Payout if Terminated Upon Death 12/31/19	Payout if Terminated Upon Disability 12/31/19
	(a)	(b)	(c)	(d)		(e)	(f)
Gene E. Mergelmeyer
STIP Award	—	—	—	445,625		—	—
Long-Term Equity Awards[3]	—	5,892,308	5,892,308	8,732,156		4,782,323	4,782,323
Executive Pension Plan[4]	—	496,790	496,790	496,790		454,712	496,790
SERP[5]	—	8,876,120	8,876,120	8,876,120		8,876,120	8,876,120
Executive 401(k) Plan[6]	—	1,481,403	1,481,403	1,481,403		1,481,403	1,481,403
Welfare Ben. Lump Sum[7]	—	—	—	53,852		—	—
Severance	—	—	—	3,208,500		—	—
Outplacement[8]	—	—	—	7,000		—	—
TOTAL	—	16,746,621	16,746,621	23,301,446		15,594,558	15,636,636
Keith W. Demmings
STIP Award	—	—	—	212,000		—	—
Long-Term Equity Awards[3]	—	—	2,606,133	5,967,155		2,606,133	2,606,133
Executive Pension Plan[4]	48,783	—	48,783	48,783		48,783	48,783
SERP[5]	—	—	—	—		—	—
Executive 401(k) Plan[6]	284,161	—	284,161	284,161		284,161	284,161
Welfare Ben. Lump Sum[7]	—	—	—	45,823		—	—
Severance	—	—	—	1,908,000		—	—
Outplacement[8]	—	—	—	7,000		—	—
TOTAL	332,944	—	2,939,077	8,472,922		2,939,077	2,939,077
Robyn Price Stonehill
STIP Award	—	—	—	251,000		—	—
Long-Term Equity Awards[3]	—	—	2,341,613	4,330,359		2,341,613	2,341,613
Executive Pension Plan[4]	239,653	—	239,653	239,653		239,653	239,653
SERP[5]	—	—	—	—		—	—
Executive 401(k) Plan[6]	582,935	—	582,935	582,935		582,935	582,935
Welfare Ben. Lump Sum[7]	—	—	—	16,716		—	—
Severance	—	—	—	718,697	[9]	—	—
Outplacement[8]	—	—	—	7,000		—	—
TOTAL	822,588	—	3,164,201	6,146,360		3,164,201	3,164,201

1
As of December 31, 2019, Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, his voluntary termination would be considered a retirement and column (a) “Payout if Terminated Voluntarily 12/31/19 Not Retirement” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2019, the column entitled “Payout if Terminated Voluntarily 12/31/19 Retirement” does not apply to them.

2
The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not

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receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

3
These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2019 based on the closing stock price of $131.08 on December 31, 2019. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Mr. Mergelmeyer) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

For Mr. Mergelmeyer, the values in columns (b) and (c) reflect accelerated vesting of unvested equity awards granted prior to 2019 as they met the requirements for retirement eligibility. Equity awards granted to Mr. Mergelmeyer prior to 2019 under the ALTEIP plan would be accelerated as of December 31, 2019 since he meets the requirements for retirement eligibility; and equity awards granted in 2019 would be forfeited.
For all NEOs, values in column (d) assumes a hypothetical corporate change of control.

4	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with Code Section 409A).

5	SERP payments are all shown as the present value of the retirement benefit.

6	This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2019.

7
This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2019 for 18 months based on the individual’s benefit election (in accordance with Code Section 409A).

8	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

9	This amount represents lump sum severance following Section 280G of the Code cutback pursuant to the terms of Ms. Price Stonehill’s agreement.

Narrative to Potential Payments Upon Termination or Change of Control
The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in “Pension Benefits” on page 56. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the “Narrative to Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on pages 60 and 61. Additional information on the ALTEIP is provided in the CD&A and in “Additional Information Regarding the Summary Compensation Table and Grants of Plan-Based Awards” on page 49.

Treatment of Annual Incentive Awards
Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Compensation Committee may grant the participant an award in any amount the Compensation Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Compensation Committee no later than the date of the change of control.

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Accelerated and Pro-rated Vesting of Equity Awards
In the event of a change of control for awards granted prior to May 2017, RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) on the basis of the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted. Under the ALTEIP, which was approved by stockholders in May 2017, amended in May 2019 and which is the plan currently used for all equity-based grants to our NEOs, a change of control coupled with a termination of employment without cause or for good reason within two years of the change of control would result in all RSUs vesting in full and PSUs vesting based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change of control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change of control for which performance can, as a practical matter, be determined).
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.

The SERP
As of December 31, 2019, Messrs. Colberg and Mergelmeyer were 100% vested in their SERP benefits. Messrs. Dziadzio and Demmings and Ms. Price Stonehill are not eligible to participate in the SERP. Neither Mr. Colberg nor Mr. Mergelmeyer had attained normal retirement age as of December 31, 2019; therefore, if either executive had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.
If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than as described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability; and (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A.

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Change of Control Agreements
The Company is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the COC Agreements), the executive would be entitled to receive, subject to the execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to two times the sum of the executive’s annual base salary plus target ESTIP award, continued welfare benefits for the 18-month period following the date of termination and outplacement benefits.
The COC Agreement does not provide for an excise tax gross-up. Rather, in the event of a change of control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount generates the greater after-tax value for the executive.
Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment was initiated by the Company after the public announcement of a proposed transaction that ultimately results in a change of control, then the executive will be entitled to the severance and other benefits under his or her COC Agreement, as described above.
Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.
Definition of “Change of Control”. For purposes of the agreements, a change of control is defined as:

•
a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•
an acquisition by an individual, entity or a group of 30% or more of the Company’s common stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•
consummation of a merger, consolidation, reorganization or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the company resulting from the business combination;

•	a transaction or series of transactions approved by the Company’s stockholders that results in the sale or disposition of all or substantially all of the Company’s assets; or

•	stockholder approval of a complete liquidation or dissolution of the Company.
Restrictive Covenants. Under the COC Agreements, commencing on the change of control date and continuing for one year after termination of employment, executives may not: (i) engage in activity competitive with the Company (including as an employee or officer of a competitor), (ii) solicit employees of the Company to leave the employ of the Company, or (iii) solicit customers of the

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Company to cease doing business with the Company. In addition, executives may not disparage the Company for two years following termination of employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control
The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include deferred compensation balances held in the ASIC Plan and/or ADC Plan.
The following amounts would have been available on December 31, 2019 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Mergelmeyer, $899,155 from the ASIC Plan, and $2,668,252 from the ADC Plan.
CEO Pay Ratio
As of December 31, 2019, 81% of our employee population was located in the United States and Canada, 11% was located in Europe and 6% and 2% of our employee population was located in Latin America and Asia Pacific, respectively. All domestic employees, including our NEOs, are eligible to participate in our 401(k) plan, medical plan, employee stock purchase plan and short-term and long-term disability plans. All employees are also eligible for additional ancillary benefits, such as Company provided life insurance, accidental death and dismemberment insurance and the employee assistance program.

We identified the median employee, who is a full-time domestic employee, by ranking the total cash compensation, including base pay, overtime and cash incentive pay, for all employees, excluding our CEO, who were employed by us as of October 1, 2017. We selected October 1, 2017 as our determination date to allow ourselves the additional time to collect the required pay details and complete the calculation. We used the following methodology, consistently applied across the entire global employee population, to rank our employee population to determine our median employee:

•	We included all US and non-US employees, employed on a full-time, part-time or temporary basis. The calculation covers 14,618 employees in total as of October 1, 2017.

•	Actual base pay during the period October 1, 2016 through September 30, 2017 was used for all participants. No compensation components were annualized.

•	We included overtime pay and cash incentive compensation, including shift differentials, referral bonuses, and “sign-on” bonuses, paid during the period October 1, 2016 through September 30, 2017.

•	For the non-US population, a 12-month average of the monthly exchange rates (October 2016 - September 2017) was used to convert all foreign currency payments to US dollars.

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We did not rely on any other material assumptions, adjustments (such as cost-of-living adjustments) or estimates (such as statistical sampling) with respect to total cash compensation for purposes of employee ranking. Our 2019 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with SEC rules. We used the same median employee for our 2019 pay ratio as in our 2018 pay ratio because there have been no changes in the last year to our employee population or compensation arrangements that we reasonably believe would significantly change the pay ratio disclosure.
After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for our CEO as set forth in the 2019 Summary Compensation Table found on page 46. For 2019, we estimate that our CEO to median employee pay ratio is: 234.2, the annual total compensation for the median employee was $43,368, and the annual total compensation for our CEO was $10,155,682.

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Director Compensation
The following table sets forth the cash and other compensation earned by or accrued to the non-management members of the Board for all services in all capacities during the fiscal year ended December 31, 2019. Mr. Colberg is not eligible to participate in the Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) and did not receive any compensation for his service as a director.
Director Compensation Table for Fiscal Year 2019

Name [1]	Fees Earned or Paid in Cash ($)	Stock Awards ($) [2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [3]	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Paget Alves	15,278	140,050	—	—	—	—	155,328
Howard L. Carver [4]	35,860	—	—	—	—	77,673 [5]	113,533
Juan N. Cento	100,000	140,082	—	—	—	—	240,082
Elyse Douglas [4]	41,935	—	—	—	—	66,158 [6]	108,093
Harriet Edelman	100,000	140,082	—	—	—	—	240,082
Lawrence V. Jackson [7]	120,000	140,082	—	—	190,772	—	450,854
Charles J. Koch	100,000	140,082	—	—	—	—	240,082
Jean-Paul L. Montupet	119,086	140,082	—	—	—	—	259,168
Debra Perry	113,011	140,082	—	—	21,467	—	274,560
Ogi Redzic	15,278	140,050	—	—	—	—	155,328
Paul J. Reilly	115,000	140,082	—	—	—	—	255,082
Elaine D. Rosen	280,000	140,082	—	—	—	—	420,082
Robert W. Stein	125,000	140,082	—	—	—	—	265,082

1
Mr. Eric Leathers and Mr. Peter McGoohan are not included in the table above because they did not receive any compensation in 2019 for their service as directors. Messrs. Leathers and McGoohan resigned from the Board on March 21, 2019.

2
The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards granted in 2019 equals the amount disclosed in column (c). As of December 31, 2019, each director, except Ms. Edelman, Ms. Perry, Mr. Alves, Mr. Redzic, Mr. Carver, Ms. Douglas, held 2,817 unvested RSUs. Ms. Perry and Ms. Edelman held 2,806 unvested RSUs as of December 31, 2019. Mr. Alves and Mr. Redzic held 1,098 unvested RSUs as of December 31, 2019. Mr. Carver and Ms. Douglas held no unvested RSUs as of December 31, 2019.

[3]
The amounts set forth in column (f) reflect notional investment gains on the deferred director fees that were credited to the ADC Plan account in 2019. For additional information regarding the ADC Plan, see “Narrative to Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table — The ADC Plan” on page 60.

[4]	Mr. Carver and Ms. Douglas retired from the Board of Directors on May 6, 2019.

[5]
Amounts in this column include $66,158 of accumulated dividend equivalents on previously deferred RSUs for Mr. Carver which were paid to him in 2019 pursuant to his retirement from the Board. Also included in this column for Mr. Carver are two charitable contributions made by the Assurant Foundation on his behalf

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in 2019: (i) a $1,000 contribution to an eligible charitable organization pursuant to the matching gift programs described below in the “All Other Compensation” section of the narrative to this Director Compensation Table; and (ii) a $10,515 special donation to an eligible charitable organization in honor of Mr. Carver’s retirement.

[6]	The amount in this column represents accumulated dividend equivalents on previously deferred RSUs for Ms. Douglas which were paid to her in 2019 pursuant to her retirement from the Board.

[7]	Mr. Jackson elected to defer the 2019 director fees set forth in column (b) pursuant to the ADC Plan.
Narrative to the Director Compensation Table
The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.
Fees Earned or Paid in Cash
The Directors Compensation Plan provides for an annual retainer for non-management directors of $100,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $180,000; (ii) Audit Committee Chair: $25,000; (iii) Audit Committee Vice Chair: $15,000; (iv) Compensation Committee Chair: $20,000; (v) Nominating and Corporate Governance Committee Chair: $20,000; and (vi) Finance and Risk Committee Chair: $20,000.
The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our CEO. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.
Restricted Stock Unit Awards
In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $140,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $140,000.
Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Settlement of the shares are deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted accumulate and are paid in cash upon separation from the Board.
The maximum number of shares that may be granted to any non-employee director under the ALTEIP in any calendar year is limited to a number that, combined with any cash fees or other compensation, does not exceed $600,000 in total value based on the share value on the date of grant (or $800,000 under extraordinary circumstances as determined by the Board).

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All Other Compensation
Directors are eligible to participate in the Assurant Employee Matching Gifts Program to support charities with U.S.-based Section 501(c)(3) status or equivalent charitable status as recognized in other countries. In 2019, the Assurant Foundation matched up to $1,000 each in charitable contributions made by directors.

Separately, if a director contributes to the Assurant Political Action Committee, the Company makes an equivalent donation up to $5,000 to a U.S.-based Section 501(c)(3) charity of the director’s choice.

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Equity Compensation Plan Information

The following table shows aggregate information, as of December 31, 2019, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
Equity Compensation Plans Approved by Security Holders	1,993,974	—	3,845,739
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,993,974	—	3,845,739

[1]
This amount reflects securities to be issued under outstanding awards of RSUs and PSUs as of December 31, 2019. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 1,371,964.

[2]
This amount is comprised of 2,479,864 shares of common stock available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 1,365,875 shares of common stock available for issuance under the ALTEIP.

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Transactions with Related Persons
Transactions with Related Persons
On May 31, 2018, in connection with the TWG acquisition, the Company and TPG VI Wolverine, LP and TPG VI Wolverine Co-Invest, LP (together, the “TPG Funds”) entered into (i) a Stockholder Rights Agreement granting the TPG Funds, among other things, the right to designate up to two additional directors to the Board and (ii) a Registration Rights Agreement providing certain registration rights to the TPG Funds. Pursuant to the Stockholder Rights Agreement, Messrs. Leathers and McGoohan were nominated to the Board in May 2018.

Pursuant to the Registration Rights Agreement, the Company filed a shelf registration statement on Form S-3 relating to the offer and resale of the shares of common stock that the TPG Funds received in connection with the TWG acquisition. On March 21, 2019, affiliates of the TPG Funds sold all of the remaining 7,869,230 shares of common stock held by the TPG Funds in an underwritten public offering pursuant to the registration statement at a public offering price of $98.70 per share. The Stockholder Rights Agreement and Registration Rights Agreement terminated in accordance with their terms on that date, and Messrs. Leathers and McGoohan resigned from the Board.

Review, Approval or Ratification of Transactions with Related Persons
To provide written guidelines on the review, approval and monitoring of transactions involving related persons, the Nominating and Corporate Governance Committee (the “Nominating Committee”) adopted the Assurant, Inc. Related Persons Transaction Policy and Procedure. It applies to Company transactions with related persons that meet the threshold for disclosure in the proxy statement under the relevant SEC rules, involving transactions of at least $120,000 in which the Company is or was to be a participant and in which a related person has a direct or indirect material interest. Generally, related persons are the Company’s directors, executive officers, nominees for director, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding common stock.
Policy

•
Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership of, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Company than those generally available to unrelated third parties under similar circumstances.

•
If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the relationship with the related person to determine whether it remains appropriate.

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Procedures

•	Related persons must notify the Company’s law department in advance of any potential related person transaction.

•
If the law department determines that the proposed transaction involves an amount at least of $120,000 and a related person has a material direct or indirect interest, it will submit the proposed transaction to the Nominating Committee for consideration at its next meeting. If it is not practicable to wait until then, the Nominating Committee will call a special meeting to consider the proposed transaction.

•
After considering the pertinent facts, the Nominating Committee will review and approve or disapprove the transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the Nominating Committee’s next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

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Corporate Governance
Overview
The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance that supports the long-term value of the Company is evidenced by the framework the Company currently has in place.
Board of Directors

•
Board and Committee Independence and Independent Board Chair. All of our directors are independent, except our CEO, and the Chair of the Board is independent. The members of each of the Board’s committees are also independent.

•
Annual Election of Directors, Majority Voting in Director Elections and No Supermajority Voting Provisions. Directors are elected annually. In uncontested elections, directors must be elected by a majority of votes cast. A director is required to tender his or her resignation if he or she fails to receive the required number of votes for election and the Board will then determine whether to accept or reject the resignation. No supermajority voting provisions are required for stockholders to amend the charter or by-laws.

•
Annual Board and Committee Self-Evaluations. The Board, in coordination with the Nominating Committee, conducts a self-evaluation of the Board as a whole and each of its committees at least annually. Each committee also conducts a self-evaluation. This process helps inform the annual director nomination process and Board refreshment.

•
Annual Board Evaluation of CEO. The Chair of the Board leads the evaluation process of the CEO’s performance with the independent directors, including the Nominating Committee and the Compensation Committee.

•
Limits on Public Company Board and Audit Committee Service. Directors who are also serving as a chief executive officer, including the Company’s CEO, may not serve on more than two public company boards (including the Company’s Board). No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies (including the Company’s Audit Committee), unless the Board determines that such service would not impair the effectiveness of their service on the Company’s Audit Committee. A director must seek approval of the Nominating Committee in advance of serving on the board of another entity.

•
Regular Executive Sessions of Independent Directors. The independent directors hold regular executive sessions, generally at each regularly scheduled meeting of the Board and each committee, at which management, including the CEO, is not present.

Stockholder Rights and Engagement

•
Proxy Access. A stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, has the right to nominate and include in the Company’s proxy materials director nominees constituting the greater of two or 20% of the total number of directors, if the stockholder(s) and nominee(s) meet the requirements in the Company’s by-laws.

•	Regular Stockholder Engagement. Through ongoing stockholder engagement, we continued to reach out to our institutional stockholder base to engage with investors on the Company’s

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corporate governance practices, executive compensation program and environmental and social topics, as well as the Company’s strategic evolution and Board refreshment. In 2019, we received approximately 97% stockholder support on our say-on-pay proposal.

•	No Stockholder Rights Plan. The Company does not have a stockholder rights agreement, also known as a poison pill.

Corporate Governance Guidelines and Code of Ethics
Corporate Governance Guidelines
The Company and the Board formalize many of our governance practices in our Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards and the Company’s practices. The Corporate Governance Guidelines can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.

Code of Ethics
The Assurant Code of Business Conduct and Ethics (the “Code of Ethics”) is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from the Code of Ethics that are required to be disclosed under SEC rules at this location on our website.
In January 2020, Assurant amended its Code of Ethics. The revised Code of Ethics includes changes to reduce complexity and improve readability in order to enhance readers’ understanding of its provisions and emphasize Assurant’s focus on ethical behavior and ethical commitments. The adoption of the amended Code of Ethics did not result in any waiver of any provision of Assurant’s previous Code of Ethics.

Board and Committee Composition, Leadership and Refreshment
The Board currently consists of 12 members: Mmes. Rosen (Non-Executive Chair), Edelman and Perry and Messrs. Alves, Cento, Colberg, Jackson, Koch, Montupet, Redzic, Reilly and Stein. Messrs. Alves and Redzic were appointed to our Board of Directors in 2019. In recruiting Messrs. Alves and Redzic, the Nominating Committee retained the search firm Russell Reynolds Associates to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. Mr. Koch will not be standing for re-election at the Annual Meeting.
In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. The Board generally believes that the Chair should be an independent director and that this currently is the best leadership structure for the Company.
Our Board has a standing Audit Committee, Compensation Committee, Nominating Committee and Finance and Risk Committee. Each of the Board committees is chaired by an independent director and Mr. Colberg does not serve on any Board committees.

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Board of Directors Committee Composition

Name	Audit	Compensation	Nominating and Corporate Governance	Finance and Risk
Elaine D. Rosen
Paget L. Alves
Juan N. Cento
Harriet Edelman
Lawrence V. Jackson
Jean-Paul L. Montupet
Debra J. Perry
Ogi Redzic
Paul J. Reilly
Robert W. Stein

Reflects the 10 independent directors nominated for election at the Annual Meeting.
Non-Executive Chair of the Board.  Denotes Committee Chair. Denotes Vice Chair. The Vice Chair of the Audit Committee supports the Audit Committee Chair in leadership and oversight activities.

.
Board Refreshment, Director Tenure and Retirement Policy
The Board is committed to effective refreshment that is reflective of the evolution of the Company’s strategy. Four directors have joined since 2017, including two in 2019, enhancing the Board’s breadth and depth of experience and diversity. In 2019, the Board added directors with mobile and auto industry experience and consumer, data and digital expertise, which supports the Company’s strategy.
The Company does not set specific term limits on director service and believes that a mix of director tenures on the Board can strengthen Board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors bring fresh insight and perspective. Our current Board reflects this perspective. Of our 11 director nominees, five directors have five or fewer years of service; three directors have between six and nine years of service; and three directors have over nine years of service. The average director tenure for our director nominees is approximately seven years.
No person may serve as a director of the Company if they would be 75 or older on the date of election or re-election.

Director Nomination, Qualifications and Succession Planning
Director Recruitment, Nomination and Succession Planning
The Nominating Committee establishes criteria for the selection and nomination of directors to serve on the Board and identifies and recommends individuals to serve on the Board. In connection with director recruitment, the Committee has authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company.

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The Nominating Committee reviews and makes recommendations regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. As part of the nomination process for director candidates, the Nominating Committee considers the criteria described under “Director Qualifications” below and the skills and experience shown in the matrix on page 17.

The Nominating Committee also oversees the process for director succession. In its review of Board composition, the Nominating Committee considers succession planning in light of the skills and experiences needed and upcoming retirements or other potential departures.
Director Qualifications
In identifying candidates for membership on the Board, the Nominating Committee looks to the criteria set forth in the Company’s Corporate Governance Guidelines and takes into account all factors it considers appropriate, which may include race, gender and ethnicity, meaningful experience, independence, leadership, integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards, and the extent to which the candidate would fill a present need on the Board.
The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors and makes recommendations to the Board regarding diversity among director candidates.
Stockholder Recommendations for Director Candidates
The Nominating Committee considers candidates recommended by our stockholders for nomination for election to the Board. The Nominating Committee applies the same director qualifications criteria described above for a candidate recommended by a stockholder. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.

Director Independence
In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are included in our Corporate Governance Guidelines available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Applying the director independence standards, the Nominating Committee and the Board have affirmatively determined that Mmes. Rosen, Edelman and Perry and Messrs. Alves, Cento, Jackson, Koch, Montupet, Redzic, Reilly and Stein are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria for those committees.
In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to the Company or in which any such director had a material interest. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owns immaterial amounts of bonds of companies with which Messrs. Alves, Cento, Koch and Redzic are affiliated as officers or directors.

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•
Mmes. Rosen and Perry and Messrs. Alves, Cento, Koch, Montupet, Redzic and Stein serve, or within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were immaterial to the Company and in which such directors had no material direct or indirect interest.

•
Matching contributions and grants have been made to non-profit and charitable institutions with which Ms. Rosen and Messrs. Cento, Jackson and Stein are affiliated. Matching gifts were made in accordance with the provisions and limitations of the matching gift policies described on page 71.

Board and Committee Evaluations
The Nominating Committee oversees the evaluation of the Board and its committees, at least annually. The annual Board and committee self-assessment informs the annual director nomination process. The Nominating Committee periodically uses an external resource to facilitate the self-assessment, including in 2019. The Board and each committee discuss the outcome of its own self-assessment during executive sessions. Periodically, individual director performance is assessed by a process conducted by the Board Chair and the Chair of the Nominating Committee, and at times facilitated by an external resource. The Chair of the Nominating Committee solicits and addresses feedback regarding the performance of the Board Chair.

Director Orientation and Continuing Education
The Nominating Committee develops and oversees (with the assistance of the Chair of the Board and the Secretary) an orientation program for all newly elected directors and a continuing education program for all directors in order to ensure that the directors are fully informed as to their responsibilities and the means at their disposal to fulfill their responsibilities effectively.

Management Succession Planning
The Board and the Nominating Committee annually review CEO succession plan and succession plans for senior executives, which includes emergency successors for the CEO and senior management. Directors engage with senior management at Board and committee meetings and in less formal settings to allow directors to assess potential candidates for CEO and senior management roles.

Board Role in Risk Oversight
The Company has made effective risk management a key ongoing corporate objective. It is the responsibility of senior management to assess and manage our exposure to risk. The Board directly and through its committees oversees the Company’s risk management policies and practices. As described below and in their charters, the committees of the Board oversee risk management in specific areas and regularly discuss risk-related issues with the entire Board, which is actively involved in oversight of enterprise risk management.

The Board reviews management’s assessment of the Company’s key enterprise risks annually and management’s strategy with respect to each risk. The Nominating Committee reviews Board and committee oversight of the key risks. The Board and its committees receive updates from management on specific risks throughout the year, including cybersecurity.

The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to oversight of risk management and enterprise risk management activities. The Audit Committee also focuses on risks relating to financial statements, internal control over financial reporting, privacy and data security,

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information technology and cybersecurity, and compliance with legal and regulatory requirements. The Finance and Risk Committee receives regular risk management updates and also focuses on risks relating to investments, capital management and catastrophe reinsurance. The Compensation Committee focuses on risks relating to executive retention and compensation plan design and the Nominating Committee focuses on risks relating to director and management succession and diversity.

Board and Committee Attendance and Executive Sessions
Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and committee meetings and our Annual Meeting of Stockholders. All directors attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2019. All directors then serving on the Board attended the 2019 Annual Meeting of Stockholders.
In 2019, the Board and its committees met as described in the table below. Directors met in executive sessions at all five Board meetings, including separate sessions during each executive session consisting exclusively of independent directors. Each committee also holds regular executive sessions without any members of management present, generally at each meeting.

Under our Corporate Governance Guidelines, the Chair of the Board serves as the presiding director at executive sessions of the independent directors. As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

	Board	Audit	Compensation	Nominating and Corporate Governance	Finance and Risk
Number of Meetings in 2019	5	11	6	5	5

Nominating and Corporate Governance Committee
The Nominating Committee’s purpose includes advising and assisting the Board in its oversight of:

•	identifying individuals qualified to become directors and recommending to the Board the candidates for directorships to be filled by the Board or by the stockholders;

•	developing and recommending to the Board a set of corporate governance guidelines;

•	evaluating annually the performance of each committee of the Board;

•	developing director responsibilities, orientation, and continuing education programs;

•	overseeing the evaluation of the Board and the CEO and providing input on senior management; and

•	overseeing the senior management succession planning process.
The Board has determined that all members of the Nominating Committee are independent. The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

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Audit Committee
The Audit Committee’s purpose includes advising and assisting the Board in its oversight of:

•	our quarterly and annual financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence; and

•	the performance and effectiveness of the Company’s internal controls over financial reporting and management information and of the Company’s independent registered public accounting firm.
The Board has determined that all members of the Audit Committee are independent. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Audit Committee Financial Experts
The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Stein and Reilly are “audit committee financial experts.”

Compensation Committee
The Compensation Committee’s purpose includes advising and assisting the Board in fulfilling its responsibility with respect to the oversight of the Company’s compensation programs and compensation of the Company’s executives. The Board has determined that all members of the Compensation Committee are independent. Each member of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act. The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Role of Independent Compensation Consultant
The Compensation Committee has engaged Semler Brossy since 2015 as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of the independent compensation consultant in compensation recommendations and decisions, please see “CD&A — Input from Independent Compensation Consultant” on page 39.
The Compensation Committee conducts an annual independence review of Semler Brossy, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. As a result of this review, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Semler Brossy.

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Role of Management
In addition to receiving input from its independent compensation consultant Semler Brossy, the Compensation Committee also receives recommendations from the CEO on the compensation of each executive officer other than himself. For more information on the role of management in compensation recommendations and decisions, please see “CD&A — Input from Management” on page 39.

Compensation Committee Interlocks and Insider Participation
During 2019, Peter McGoohan served on the Compensation Committee pursuant to the Stockholder Rights Agreement as disclosed in “Transactions with Related Persons” above. As previously disclosed, Mr. McGoohan resigned from the Board and the Compensation Committee, effective as of March 21, 2019, in accordance with the terms of the Stockholder Rights Agreement.
Finance and Risk Committee
The Finance and Risk Committee’s purpose is reviewing the strategies and policies of the Company for achieving finance and investment objectives and activities, and reviewing outcomes, as well as acting as the focus committee of the Board for oversight of the Company’s enterprise risk management activities, in conjunction with the Audit Committee. The Board has determined that all members of the Finance and Risk Committee are independent. The Charter of the Finance and Risk Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Communicating with the Independent Chair, the Board of Directors and the Audit Committee
To contact the Chair and the other non-management members of the Board, interested persons may write to the Chair of the Board of Directors, c/o Secretary, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005 or submit questions or concerns by email to boardchair@assurant.com. Relevant communications will be distributed to the Board, or to individual director or directors, as appropriate, depending on the facts and circumstances.

Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material.

To contact the Audit Committee with a complaint regarding accounting, internal accounting controls or auditing matters with respect to the Company, interested persons may write to the Chief Compliance Officer, c/o Secretary, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. Relevant communications will be distributed to the Chair of the Audit Committee of the Board of Directors.

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Social Responsibility
Our Board, Management Committee and employees understand the importance of social responsibility to deliver greater value as we operate our business each day and support Assurant’s long-term strategy.
The Nominating Committee oversees Assurant’s environmental, social and governance (ESG) matters. Our CEO, together with our Chief Communication and Marketing Officer, and the Vice President, Social Responsibility and Community Engagement, set the strategic direction and collaborate with other leaders to drive progress on ESG topics relevant for Assurant. In 2019, we formed a ESG Governing Oversight Board comprised of senior leaders and subject matter experts representing a cross-section of our company.

Assurant conducted a materiality assessment to strategically guide our social responsibility management and reporting in 2017. The results of that assessment are regularly reviewed to ensure relevance as our company’s strategy and business continues to evolve. Assurant’s materiality assessment used the Global Reporting Initiative (GRI) steps of Identification, Prioritization and Validation to define the most significant ESG topics based on impacts, risks and opportunities. We also considered sector-specific reporting guidance such as the Sustainability Accounting Standards Board (SASB) and the Principles for Responsible Insurance (PRI). Our social responsibility strategic framework reflects these topics.

Our social responsibility strategic framework centers on four pillars against which we track our progress on significant ESG topics core to our business. Each of these pillars is dynamic with multiple dimensions that we align to our long-term business strategy.

•	Responsible Employer: We strive to be a responsible and progressive employer with a culture that values diversity, encourages inclusion and recognizes the importance of investing in employee talent.

•	Community Impact: We actively engage to strengthen the communities where we live and work worldwide, while operating our business with a meaningful environmental commitment.

•	Integrity and Ethics: We adhere to unwavering standards of integrity, ethics, governance and information security.

•	Customer Commitment: We deliver differentiated experiences by being customer-centric and anticipating the needs of the people we serve.

For additional information, please read the Company’s Social Responsibility Report, which is available at https://ir.assurant.com/our-story/corporate-responsibility/default.aspx.
Political Expenditures Policy

We have adopted a policy governing our political expenditures. This policy provides that we will conduct our political activities in full compliance with applicable law and that we will not make direct independent expenditures, as defined in the policy. The Policy Regarding Political Expenditures is available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

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Audit Committee Matters
Audit Committee Report
The Audit Committee of the Board of Directors of the Company consists of three independent directors and operates under a written charter, adopted and reviewed annually by the Board. The charter describes in greater detail the full responsibilities of the Audit Committee. Among other things, the Audit Committee assists the Board in its oversight of the Company’s financial accounting and reporting processes; the activities, qualifications and performance of the Company’s independent registered public accounting firm and internal auditors; and the effectiveness of the Company’s internal control over financial reporting and the related internal control environment.
In addition, the Audit Committee assists the Board in its oversight of the Company’s risk assessment and risk management policies. Additional information regarding the role of the Board in risk oversight can be found in the “Corporate Governance” section of this proxy statement.
Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements; for maintaining appropriate accounting and financial reporting processes; for the establishment and effectiveness of the Company’s internal control over financial reporting and related procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 and management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2019. Management’s assessment is included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”). In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2019. In consultation with management and with input from the Company’s independent registered public accounting firm, the Audit Committee reviews the effectiveness of the internal audit function. In addition, the Audit Committee has reviewed and discussed with management the Company’s policies with respect to risk management, including the guidelines and policies that govern the process by which risk management is undertaken.
PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm. Each year, the Audit Committee, in consultation with management and the Company’s internal auditor, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm. In that review, the Audit Committee considers, among other things, the continued independence of PwC, PwC’s tenure serving the Company, whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, and the quality and efficiency of the services provided, as well as the depth of the firm’s and audit team’s expertise and experience in the Company’s industry. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee assesses the qualifications and performance of the lead audit partner and other principle team members, and the Audit Committee and its Chair are involved in the selection of the new lead engagement partner when required by periodic auditor rotation or when otherwise applicable. The Audit Committee is responsible for pre-approving and regularly reviewing all services, fees and terms associated with the Company’s retention of its independent registered public accounting firm.

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The Audit Committee has reviewed and discussed with PwC their report and related opinion on the fair presentation of the Company’s consolidated financial statements as of and for the year ended December 31, 2019, as well as the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC the independence of the firm, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.
On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Form 10-K.
Audit Committee
Robert W. Stein, Chair
Paul J. Reilly, Vice Chair
Harriet Edelman

Fees of Principal Accountants
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee is required to pre-approve all engagements with the independent registered public accounting firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair the ability to pre-approve non-audit service engagements with the independent registered public accounting firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.
In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent registered public accounting firm in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also receives assurances from the independent registered public accounting firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements as well as the effectiveness of the Company’s internal control over financial reporting.
The following table sets forth the aggregate fees for PwC for the fiscal years ended December 31, 2019 and 2018:

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	2019	2018
Description of Fees[1]	Amounts (in thousands)	Amounts (in thousands)
Audit Fees[2]	$15,135	$16,083
Audit-Related Fees[3]	$2,905	$2,387
Tax Fees[4]	$60	$151
All Other Fees[5]	$388	$221

[1]
Fees include out-of-pocket expenses of $475,000 and $434,000 for 2019 and 2018, respectively, which were incurred by PwC and billed to the Company in connection with the respective services. 2018 amounts included in audit fees were updated from amounts reported in the prior year by $39,000 related to final out-of-pocket expenses.

[2]
Audit fees primarily consisted of professional services rendered for the audit of the Company’s consolidated financial statements and effectiveness of its internal control over financial reporting, as well as those subsidiary and statutory audits directly related to the performance of the consolidated audit.

[3]
Audit-related fees primarily consisted of professional services rendered in connection with control attestation services, benefit plan audits, due diligence services, subsidiary and statutory audits that are not directly related to the performance of the consolidated audit, consultation on accounting and financial reporting matters, consultation on new accounting standards, information technology pre-implementation services and other agreed upon procedures.

[4]	Tax fees were for professional services rendered in connection with tax planning, including fees for compliance services.

[5]	All other fees were for professional services rendered in connection with various consulting services.

86	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Incorporation by Reference
The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings. Any reports or other information referenced herein from our website is not part of or incorporated by reference into this proxy statement.

87	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Annual Report and Form 10-K
The 2019 annual report to stockholders, which includes the 2019 Form 10-K, accompanies this proxy statement.
Without charge, stockholders may obtain a copy of our 2019 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2019, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. A list of exhibits is included in the accompanying 2019 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2019 Form 10-K and accompanying exhibits are also available under the “Investor Relations” section of our website at http://ir.assurant.com.

88	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
The SEC rules allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 23, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our common stockholders advising them that our proxy statement, 2019 annual report to stockholders and voting instructions can be accessed via the Internet as of such date and will also provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with convenient access to the proxy materials via the Internet.
We have adopted a procedure, approved by the SEC, called “householding” whereby stockholders of record who have the same address and last name and receive hard copies of the annual report and proxy statement will receive only one set of materials per household. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their bank or broker, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.
The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means without additional compensation. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.
Any holder of record of common stock may revoke his or her proxy at any time before it is voted by delivering a signed proxy or other written notice of revocation, which is dated later than the initially voted proxy, to the Secretary of Assurant. Any holder of record of shares of common stock present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares of common stock represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; and FOR Proposals Two and Three, each as described in this proxy statement.
Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or other nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the Annual Meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the Annual Meeting.

Only holders of record of common stock at the close of business on March 13, 2020, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement (including due to an emergency) thereof. As of the close of business on that date, 59,735,754 shares of our common stock were outstanding. Holders of common stock will each be entitled to one vote per share of common stock held on that date. Holders of the Company’s

89	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

6.50% Series D Mandatory Convertible Preferred Stock, par value $1.00 per share, are not entitled to vote at the Annual Meeting.
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. Pursuant to Assurant’s by-laws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum.
The NYSE permits brokers to exercise discretionary voting authority on “routine” matters if the broker has not received specific voting instructions. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 (Proposal Two) is the only matter to be voted on at the Annual Meeting as to which brokers will be permitted to vote uninstructed shares. Brokers who do not receive voting instructions from their clients with respect to the other proposals will not be able to exercise discretion to vote on those proposals and those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting.
We urge stockholders to vote their shares by Internet, telephone or mail.

90	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Other Matters
The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of 2020 Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

91	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Stockholder Proposals

To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2021 annual meeting of stockholders, proposals of stockholders must be received by the Secretary in writing at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005, no later than November 23, 2020 and must comply with the procedures of Rule 14a-8 under the Exchange Act.
Stockholders intending to present business at our 2021 annual meeting of stockholders, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements set forth in our by-laws. To bring business before our 2021 annual meeting, a stockholder must submit written notice complying with the by-laws to the Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 7, 2021 and no later than February 6, 2021.
Our Board has adopted proxy access, which permits a stockholder or a group of up to 20 stockholders holding 3% or more of our outstanding shares of common stock continuously for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in our by-laws. If you wish to propose a nomination pursuant to our proxy access by-law provision, you must deliver a notice to Assurant containing certain information set forth in our by-laws, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date the corporation distributed its proxy statement for the prior year’s annual meeting of stockholders. For our 2021 annual meeting of stockholders, we must receive this notice between October 24, 2020 and November 23, 2020. Stockholders should send their notices to the Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.

92	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Appendix A: Reconciliation of Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the Company’s operating performance in this proxy statement. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
Assurant uses net operating income, excluding reportable catastrophes (represents catastrophe losses, which include only individual catastrophic events that generated losses to us in excess of $5.0 million, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as an important measure of the Company’s operating performance. Net operating income equals net income attributable to common stockholders, excluding the net charge related to Iké, Assurant Health runoff operations, net realized gains (losses) on investments, amortization of deferred gains (including Assurant Employee Benefits), net charges relating to the acquisition of The Warranty Group, foreign exchange gains (losses) from remeasurement of monetary assets and liabilities, loss on sale of mortgage solutions and other highly variable or unusual items. The Company believes net operating income, excluding reportable catastrophes, provides investors a valuable measure of the performance of the Company’s ongoing business because the excluded items do not represent the ongoing operations of the Company and it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income attributable to common stockholders.

(UNAUDITED)	Twelve Months Ended December 31,
(dollars in millions)	2019	2018
Net operating income, excluding reportable catastrophes	$574.0	$515.1
Adjustments, pre-tax:
Assurant Health runoff operations	28.0	3.2
Net realized gains (losses) on investments	66.3	(63.4)
Reportable catastrophes	(51.8)	(214.8)
Amortization of deferred gains on disposal of businesses	14.3	56.9
Net TWG acquisition related charges	(28.1)	(82.4)
Loss on sale of Mortgage Solutions	(9.6)	(40.3)
Foreign exchange related losses	(18.2)	(14.8)
Net charge related to Iké	(163.0)	—
Loss on extinguishment of debt and other related costs	(37.4)	—
Other adjustments:
Gain related to benefit plan activity	5.6	5.6
Gain on sale of Time Insurance Company	—	18.4
Net charge related to Green Tree Insurance Agency acquisition	(15.6)	(16.0)
Loss on building held for sale	(7.3)	—
Impact of TCJA at enactment	—	(1.5)
Post-close cont. liab. on prev. disposition	—	(1.1)
Change in fair value of derivative investment	(1.8)	3.0
Benefit for income taxes	8.5	69.0
Net income attributable to common stockholders	$363.9	$236.8

A-1	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Assurant uses net operating income per diluted share, excluding reportable catastrophes (defined above), as an important measure of the Company's stockholder value. Net operating income per diluted share, excluding reportable catastrophes, equals net operating income, excluding reportable catastrophes, divided by weighted average diluted shares outstanding, excluding any dilutive effect from the assumed conversion of the mandatory convertible preferred stock prior to the TWG acquisition date. The Company believes this metric provides investors a valuable measure of stockholder value because it excludes items that do not represent the ongoing operations of the company and the effect of the mandatory convertible preferred stock, which was used to finance the TWG acquisition prior to the TWG acquisition date. In addition, it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income attributable to common stockholders per diluted share, defined as net income attributable to common stockholders plus any dilutive preferred stock dividends divided by weighted average diluted shares outstanding.

(UNAUDITED)	Twelve Months Ended December 31,
	2019	2018
Net operating income per diluted share, excluding reportable catastrophes	$9.21	$8.65
Adjustments per diluted share, pre-tax:
Assurant Health runoff operations	0.45	0.05
Net realized gains (losses) on investments	1.06	(1.06)
Reportable catastrophes	(0.83)	(3.61)
Amortization of deferred gains on disposal of businesses	0.23	0.97
Net TWG acquisition related charges	(0.45)	(1.38)
Loss on sale of Mortgage Solutions	(0.15)	(0.68)
Foreign exchange related losses	(0.29)	(0.25)
Net charge related to Iké	(2.62)	—
Loss on extinguishment of debt and other related costs	(0.60)	—
Other Adjustments:
Gain related to benefit plan activity	0.09	0.09
Gain on sale of Time Insurance Company	—	0.31
Net charge related to Green Tree Insurance Agency acquisition	(0.25)	(0.27)
Loss on building held for sale	(0.12)	—
Impact of TCJA at enactment	—	(0.03)
Post-close cont. liab. on prev. disposition	—	(0.02)
Change in fair value of derivative investment	(0.03)	0.05
Benefit for income taxes	0.14	1.16
Net income attributable to common stockholders per diluted share	$5.84	$3.98

A-2	Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

ASSURANT, INC., 28 LIBERTY STREET - 41ST FL , NEW YORK, NY 10005
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you to vote FOR the following:					The Board of Directors recommends you vote FOR proposals 2 and 3.
1.	Election of Directors:

	Nominees	For	Against	Abstain			For	Against	Abstain

1a.	Elaine D. Rosen	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

1b.	Paget L. Alves	☐	☐	☐

1c.	Juan N. Cento	☐	☐	☐	3.	Advisory approval of the 2019 compensation of the Company’s named executive officers.	☐	☐	☐

1d.	Alan B. Colberg	☐	☐	☐

1e.	Harriet Edelman	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1f.	Lawrence V. Jackson	☐	☐	☐

1g.	Jean-Paul L. Montupet	☐	☐	☐

1h.	Debra J. Perry	☐	☐	☐

1i.	Ognjen (Ogi) Redzic	☐	☐	☐

1j.	Paul J. Reilly	☐	☐	☐

1k.	Robert W. Stein	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

E60628-P17817

ASSURANT, INC. Annual Meeting of Stockholders May 7, 2020 9:00 AM ET This proxy is solicited by the Board of Directors

The stockholders hereby appoint Jay Rosenblum and Mariana Wisk, and each of them acting individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on May 7, 2020, at Andaz Wall Street, 75 Wall Street, New York, New York 10005, and any such adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two and Three and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Address change/comments

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side